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                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14e-6(e)(2))
/x/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      THE EQUITABLE COMPANIES INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

  (1) Title of each class of securities to which transaction applies:

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  (2) Aggregate number of securities to which transaction applies:

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  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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  (4) Proposed maximum aggregate value of transaction:

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  (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

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  (2) Form, Schedule or Registration Statement No.:

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  (3) Filing Party:

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  (4) Date Filed:

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
[LOGO OF THE EQUITABLE COMPANIES INCORPORATED]

March 26, 1997

Dear Shareholders:

It is a pleasure to invite you to attend our 1997 annual meeting of shareholders. The meeting will be held in the Auditorium at The Equitable Tower, 787 Seventh Avenue (between 51st and 52nd Streets), New York City, on Wednesday, May 14, 1997, at 9:00 a.m., local time. The formal notice of the meeting, the proxy statement, and your proxy card are enclosed in this mailing.

Whether or not you plan to attend the annual meeting in person, we ask that you execute and return your proxy promptly, using the postage-paid envelope we have provided for your convenience.

Thank you for your continued support.

Sincerely,

      /s/ Joseph J. Melone              /s/ Claude Bebear

      Joseph J. Melone                  Claude Bebear
      President and                     Chairman of the Board
      Chief Executive Officer

                      THE EQUITABLE COMPANIES INCORPORATED

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                                 1290 Avenue of the Americas
                                                 New York, New York 10104
                                                 March 26, 1997

To The Shareholders:

     The annual meeting of shareholders of The Equitable Companies Incorporated will be held in the Auditorium at The Equitable Tower, 787 Seventh Avenue (between 51st and 52nd Streets), New York City, on Wednesday, May 14, 1997, at 9:00 a.m., local time, to consider and act upon:

     1. Election of 19 directors for a term of one year, or until their successors are elected and qualified;

     2. Ratification of the appointment of independent accountants;

     3. Approval of the Short-Term Incentive Compensation Plan for Senior Officers;

     4. Approval of the Long-Term Incentive Compensation Plan for Senior
        Officers;

     5. Approval of The Equitable Companies Incorporated 1997 Stock Incentive Plan;

     6. Approval of an amendment to the Company's Restated Certificate of Incorporation concerning amendment of the Company's By-Laws;

     7. Approval of possible purchases by AXA-UAP and its affiliates from time to time of all or a portion of the shares of the Company's Common Stock to be sold by The Equitable Companies Incorporated Stock Trust; and

     8. Such other business as may properly come before the meeting or any adjournment thereof.

     Shareholders of record as of the close of business on March 19, 1997 are entitled to notice of, and to vote at, the annual meeting and any adjournment thereof. SHAREHOLDERS ARE REMINDED THAT SHARES CANNOT BE VOTED UNLESS THE SIGNED PROXY CARD IS RETURNED, THE SHARES ARE VOTED IN PERSON, OR OTHER ARRANGEMENTS ARE MADE TO HAVE THE SHARES REPRESENTED AT THE MEETING.

                                       By Order of the Board of Directors

                                       /s/ Pauline Sherman

                                       Pauline Sherman
                                       Vice President and Secretary

                            ------------------------
                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 14, 1997
                            ------------------------

                                  INTRODUCTION

SOLICITATION OF PROXIES

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of The Equitable Companies Incorporated (the 'Company') of proxies to be used at the annual meeting of shareholders of the Company on Wednesday, May 14, 1997 at 9:00 a.m. in the Auditorium at The Equitable Tower, 787 Seventh Avenue, New York City, and at any adjournment thereof. The Company's Annual Report for 1996 and this proxy material are being sent to shareholders beginning on or about April 2, 1997.

     Shares represented by valid proxies will be voted at the annual meeting or any adjournment thereof in accordance with each shareholder's directions. Please vote by marking the appropriate boxes, signing, dating and returning the enclosed proxy card. If the card is signed and returned without direction, the shares will be voted as recommended by the Board. A proxy may be revoked by a shareholder at any time before its use by giving written notice of revocation to the Secretary of the Company, by submitting a subsequent proxy or by voting in person at the meeting.

     Any full shares held for you under the Company's Dividend Reinvestment and Stock Purchase Plan, the Equitable Direct Purchase Plan, or the Equitable Stock Purchase Plan for Employees and Agents, have been included in the shares shown on the enclosed proxy card. If you are an Equitable employee who has purchased shares of the Company's Common Stock through the Equitable Investment Plan, you will receive a separate proxy card for such shares.

OUTSTANDING STOCK AND VOTING RIGHTS

     The Company's Board of Directors has fixed the close of business on March 19, 1997 as the record date for determining shareholders of record entitled to notice of, and to vote at, the annual meeting. On the record date, the Company had outstanding 186,515,276 shares of Common Stock. Each shareholder is entitled to one vote for each share of Common Stock registered in that person's name on the books of the Company on the record date on all business to come before the meeting. Participants in the Company's Dividend Reinvestment and Stock Purchase Plan, in the Equitable Stock Fund under the Equitable Investment Plan, in the Equitable Direct Purchase Plan, and in the Equitable Stock Purchase Plan for Employees and Agents are entitled to vote shares held for their accounts on such record date by the administrator or trustee of such Plans. The presence of a majority of the Company's outstanding shares in person or by proxy will constitute a quorum for the transaction of business at the annual meeting. Provided a quorum is present, directors will be elected by a plurality of the votes validly cast in the election and the vote of a majority of the shares of Common Stock represented in person or by proxy will be sufficient for the transaction of any other business properly brought before the annual meeting other than (i) the amendment of the Company's Restated Certificate of Incorporation, which requires approval by the vote of a majority of the Company's outstanding shares of

Common Stock, and (ii) the approval of possible purchases of the Company's Common Stock by AXA-UAP and its affiliates from The Equitable Companies Incorporated Stock Trust, which requires the affirmative vote of a majority of the votes cast, provided that the total vote cast represents over 50% of all outstanding Common Stock of the Company. Abstentions from voting, including broker non-votes, with respect to shares present at the annual meeting in person or by proxy will have no effect in determining whether a quorum is present or on the election of directors, but will have the effect of votes against any business other than (i) the election of directors and (ii) the approval of possible purchases of the Company's Common Stock by AXA-UAP and its affiliates from The Equitable Companies Incorporated Stock Trust.

VOTING BY THE COMPANY'S PRINCIPAL SHAREHOLDER

     AXA-UAP is the largest shareholder of the Company, beneficially owning at March 1, 1997 (i) $392.2 million stated value of Cumulative Convertible Preferred Stock, Series E, (the 'Series E Convertible Preferred Stock') and (ii) 60.7% of the outstanding shares of Common Stock, par value $0.01 per share, of the Company (the 'Common Stock') (without giving effect to conversion of the Series E Convertible Preferred Stock beneficially owned by AXA-UAP). For insurance regulatory purposes all shares of Common Stock and Series E Convertible Preferred Stock beneficially owned by AXA-UAP have been deposited into a voting trust (the 'Voting Trust'). AXA-UAP remains the beneficial owner of all capital stock deposited in the Voting Trust, but during the term of the Voting Trust the trustees thereunder (the 'Voting Trustees') exercise all voting rights with respect to such capital stock. See 'Security Ownership of Certain Beneficial Owners and Management'.

     The Company understands that the Voting Trustees intend to vote all shares of Common Stock beneficially owned by AXA-UAP at the annual meeting or any adjournment thereof in favor of the proposals set forth in this Proxy Statement. AXA-UAP beneficially owns, without acquiring any additional shares of Common Stock, shares of Common Stock in an amount sufficient to permit the Voting Trustees to control the outcome of any shareholder vote.

     AXA-UAP, a French company, is the holding company for an international group of insurance and related financial services companies. AXA-UAP's insurance operations include activities in life insurance, property and casualty insurance and reinsurance. The insurance operations are diverse geographically with activities principally in Western Europe, North America, and the Asia/Pacific area. AXA-UAP is also engaged in asset management, investment banking, securities trading, brokerage, real estate and other financial services activities principally in the United States, as well as in Western Europe and the Asia/Pacific area.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 1, 1997 by (i) each person known to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director and named executive officer of the Company and (iii) all directors and executive officers of the Company, as a group. Except as noted below, each holder listed below has sole investment and voting power with respect to the shares beneficially held by such holder.

                                       AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER   BENEFICIAL OWNERSHIP    PERCENT OF CLASS
------------------------------------   --------------------    ----------------
AXA-UAP (1)(2)......................         129,175,609            63.8%
Claude Bebear (3)...................                   0              *
James M. Benson (4).................             180,833              *
John S. Chalsty (5).................              76,000              *
Francoise Colloc'h (3)..............                   0              *
Henri de Castries (3)...............                   0              *
Jerry M. de St. Paer (6)............              80,000              *
Joseph L. Dionne....................               1,044              *
William T. Esrey....................                   0              *
Jean-Rene Fourtou (3)(7)............               1,150              *
Donald J. Greene (8)................               1,208              *
Anthony J. Hamilton (3).............                   0              *
John T. Hartley (9).................               1,019              *
John H.F. Haskell, Jr...............               1,000              *
Mary R. (Nina) Henderson............                   0              *
W. Edwin Jarmain (10)...............              10,000              *
Richard H. Jenrette (3)(11).........             123,585              *
Winthrop Knowlton...................                   0              *
Arthur L. Liman (12)................                  60              *
William T. McCaffrey (13)...........              76,000              *
Joseph J. Melone (14)...............             260,186              *
Didier Pineau-Valencienne (3).......                   0              *
George J. Sella, Jr.................                   0              *
Stanley B. Tulin (15)...............               4,000              *
Dave H. Williams (16)...............              60,000              *
All directors and executive officers
  as a group (27 persons, including
  Mr. Jenrette) (Notes (3)-(16))....           1,023,397              *

------------
   * Number of shares listed represents less than one percent (1%) of the number of shares of Common Stock outstanding.

 (1) Includes 14,000,000 shares of Common Stock beneficially owned by Lor Finance, S.A. ('Lor Finance'), a subsidiary of AXA-UAP, in connection with a stock compensation plan for key employees of AXA-UAP and its affiliates; 6,968,649 shares of Common Stock beneficially owned by Financiere 45, a subsidiary of AXA-UAP; and 8,930,617 shares of Common Stock beneficially owned by AXA Equity & Law Life Assurance Society plc ('AXA Equity & Law'), a subsidiary of AXA-UAP. For insurance regulatory purposes, the shares of capital stock of the Company beneficially owned by AXA-UAP and its subsidiaries have been deposited in the Voting Trust, which has an initial term of ten years, commencing May 12, 1992. The Voting Trustees are Claude Bebear, Patrice Garnier and Henri de Clermont-Tonnerre, each of whom serves either on the Executive Board (in the case of Mr. Bebear) or Supervisory Board (in the case of Messrs. Garnier and de Clermont-Tonnerre) of AXA-UAP.

     The Voting Trustees have agreed to exercise their voting rights to protect the legitimate economic interests of AXA-UAP, but with a view to ensuring that certain of its minority shareholders do not exercise control over the Company or certain of its insurance subsidiaries. Exhibit A hereto contains additional information, including addresses, as to AXA-UAP and certain direct and indirect shareholders of AXA-UAP, who may be deemed to own beneficially all shares of the Company's stock beneficially owned by AXA-UAP and to have shared power to vote or to dispose of the shares beneficially owned by AXA-UAP.

 (2) AXA-UAP beneficially owns, directly or indirectly, 784,480 outstanding shares of the Company's Series E Convertible Preferred Stock, which are convertible into shares of Common Stock at any time at the option of AXA-UAP. The share and class percent numbers in the table assume conversion of all shares of Series E Convertible Preferred Stock beneficially owned by AXA-UAP into shares of Common Stock and do not include shares of Common Stock which will be paid to AXA-UAP in April, 1997 as the regular quarterly dividend on Series E Convertible Preferred Stock.

 (3) Excludes shares beneficially owned by AXA-UAP. Messrs. Bebear, Fourtou, Hamilton, Jenrette and Pineau-Valencienne are members of the Executive Board (in the case of Mr. Bebear) or Supervisory Board (in the case of the others) of AXA-UAP and, additionally, Messrs. Bebear and de Castries and Ms. Colloc'h are executive officers of AXA-UAP. Also excludes certain options exercisable presently or within 60 days held by Mr. de Castries and Ms. Colloc'h to acquire shares of Lor Finance (see Note (1)). The sole assets of Lor Finance are voting trust certificates representing 14,000,000 shares of the Company's Common Stock. Each share of Lor Finance is intended to be the economic equivalent of a share of the Company's Common Stock, although holders of Lor Finance shares are not technically beneficial owners of the Company's Common Stock.

 (4) Includes 10,000 shares owned jointly by Mr. Benson and his spouse, Marlene
     J. Benson, and 209 shares owned in the aggregate by Mr. Benson's two minor children. Includes 170,000 shares subject to options held by Mr. Benson, which options Mr. Benson has the right to exercise presently or within 60 days.

 (5) Includes 60,000 shares subject to options held by Mr. Chalsty, which options Mr. Chalsty has the right to exercise presently or within 60 days.

 (6) Represents 80,000 shares subject to options held by Mr. de St. Paer, which options Mr. de St. Paer has the right to exercise presently or within 60 days.

 (7) Mr. Fourtou owns all of these shares jointly with his spouse, Janelley Fourtou.

 (8) Includes 81 shares owned by Mary Greene, Mr. Greene's spouse. Mr. Greene disclaims beneficial ownership of the shares owned by his spouse.

 (9) Represents 1,019 shares for which Mr. Hartley acts as Trustee for the John
     T. Hartley Trust.

(10) Represents 10,000 shares owned by Jarmain Group, Inc. Mr. Jarmain controls Jarmain Group, Inc.

(11) Includes 120,000 shares subject to options held by Mr. Jenrette, which options Mr. Jenrette has the right to exercise presently or within 60 days.

(12) Represents 60 shares owned by Ellen Liman, Mr. Liman's spouse. Mr. Liman disclaims beneficial ownership of the shares owned by his spouse.

(13) Includes 70,000 shares subject to options held by Mr. McCaffrey, which options Mr. McCaffrey has the right to exercise presently or within 60 days.

(14) Includes 250,000 shares subject to options held by Mr. Melone, which options Mr. Melone has the right to exercise presently or within 60 days.

(15) Represents 4,000 shares owned jointly by Mr. Tulin and his spouse, Riki P. Tulin.

(16) Represents 60,000 shares subject to options held by Mr. Williams, which options Mr. Williams has the right to exercise presently or within 60 days.

     The following tables set forth certain information regarding the beneficial ownership of common stock of AXA-UAP, Finaxa, a shareholder of AXA-UAP described in Exhibit A, and Donaldson, Lufkin & Jenrette, Inc. ('DLJ') and of limited partnership interests (the 'Alliance Units') in Alliance Capital Management L.P. ('Alliance') as of March 1, 1997 by (i) each director and named executive officer of the Company who beneficially owns any shares of AXA-UAP's, Finaxa's or DLJ's common stock or Alliance Units and (ii) all directors and executive officers as a group. Except as otherwise listed below, no director or executive officer of the Company beneficially owns any shares of common stock of AXA-UAP or Finaxa or any equity interest in any subsidiary of the Company or The Equitable Life Assurance Society of the United States ('Equitable Life') other than directors' qualifying shares.

                            AXA-UAP AND FINAXA STOCK

AXA-UAP COMMON STOCK
--------------------
                                                              NUMBER    PERCENT
NAME                                                         OF SHARES  OF CLASS
-----------------------------------------------------------  ---------  --------
Claude Bebear (1)..........................................  1,274,397     *
James M. Benson............................................      1,000     *
Francoise Colloc'h (2).....................................     52,675     *
Henri de Castries (3)......................................     33,188     *
Jean-Rene Fourtou..........................................      1,618     *
Anthony J. Hamilton........................................      1,000     *
John H.F. Haskell, Jr......................................        500     *
Richard H. Jenrette........................................        600     *
William T. McCaffrey.......................................      2,000     *
Joseph J. Melone...........................................      1,000     *
Didier Pineau-Valencienne..................................        664     *
Stanley B. Tulin...........................................      1,000     *
All directors and executive officers as a group (27
  persons, including Mr. Jenrette).........................  1,370,892     *

FINAXA COMMON STOCK
-------------------
                                                              NUMBER    PERCENT
NAME                                                         OF SHARES  OF CLASS
-----------------------------------------------------------  ---------  --------
Claude Bebear (4)..........................................    466,670     *
Francoise Colloc'h (5).....................................     61,375     *
Henri de Castries (6)......................................     65,000     *
All directors and executive officers as a group (27
  persons, including Mr. Jenrette).........................    593,045     *

------------
  * Number of shares listed represents less than one percent (1%) of the outstanding common stock of AXA-UAP or Finaxa respectively.


(1) Includes 22 shares owned by Mr. Bebear's wife, and 1,169,733 shares subject to options held by Mr. Bebear, which options Mr. Bebear has the right to exercise presently or within 60 days.

(2) Includes 48,925 shares subject to options held by Ms. Colloc'h, which options Ms. Colloc'h has the right to exercise presently or within 60 days.

(3) Includes 32,188 shares subject to options held by Mr. de Castries, which options Mr. de Castries has the right to exercise presently or within 60 days.

(4) Includes 424,413 shares owned by Clauvalor, a French company controlled by Mr. Bebear, and 42,250 shares subject to options held by Mr. Bebear, which options Mr. Bebear has the right to exercise presently or within 60 days.

(5) Includes 36,250 shares subject to options held by Ms. Colloc'h, which options Ms. Colloc'h has the right to exercise presently or within 60 days.

(6) Represents 65,000 shares subject to options held by Mr. de Castries, which options Mr. de Castries has the right to exercise presently or within 60 days.

                                 ALLIANCE UNITS

                                                              NUMBER    PERCENT
NAME                                                         OF UNITS   OF CLASS
-----------------------------------------------------------  ---------  --------
John S. Chalsty............................................      9,000     *
Jerry M. de St. Paer.......................................        500     *
John T. Hartley (1)........................................        730     *
Richard H. Jenrette........................................     10,000     *
Arthur L. Liman............................................      1,000     *
William T. McCaffrey.......................................      1,000     *
Joseph J. Melone...........................................      5,000     *
George J. Sella, Jr........................................      6,000     *
Dave H. Williams (2).......................................  1,044,456    1.25%
All directors and executive officers as a group (27
  persons, including Mr. Jenrette).........................  1,078,686    1.29%

------------
  * Represents less than one percent (1%) of the outstanding Alliance Units.

(1) Represents 730 Alliance Units owned by Martha Hartley, Mr. Hartley's spouse. Mr. Hartley disclaims beneficial ownership of the Alliance Units owned by his spouse.

(2) Includes 80,000 Alliance Units owned by Reba W. Williams, Mr. Williams' spouse.

                                DLJ COMMON STOCK

                                                              NUMBER    PERCENT
NAME                                                         OF SHARES  OF CLASS
-----------------------------------------------------------  ---------  --------
Claude Bebear..............................................     1,000      *
James M. Benson............................................     1,024      *
John S. Chalsty (1)........................................   450,416      *
Francoise Colloc'h.........................................     1,000      *
Henri de Castries..........................................     1,000      *
Jerry M. de St. Paer.......................................       300      *
John T. Hartley (2)........................................     1,024      *
W. Edwin Jarmain (3).......................................     5,024      *
Richard H. Jenrette........................................     5,000      *
Arthur L. Liman............................................     1,000      *
William T. McCaffrey.......................................     1,024      *
Joseph J. Melone...........................................     1,024      *
George J. Sella, Jr........................................     1,023      *
All directors and executive officers as a group (27
  persons, including Mr. Jenrette).........................   470,359      *

------------
  * Represents less than one percent (1%) of the outstanding shares of DLJ common stock.

(1) Includes 1,000 shares of DLJ common stock owned by Mr. Chalsty's wife; 128,528 vested restricted stock units; and 318,178 shares subject to options held by Mr. Chalsty, which options Mr. Chalsty has the right to exercise presently or within 60 days.

(2) Represents 1,024 shares for which Mr. Hartley acts as Trustee for the John
    T. Hartley Trust.

(3) Includes 4,000 shares owned by Jarmain Group, Inc. Mr. Jarmain controls Jarmain Group, Inc.

                       PROPOSAL 1.  ELECTION OF DIRECTORS

NOMINEES FOR ELECTION

     The Board of Directors consists of one class of directors who hold office until the annual meeting of shareholders next following their election and until their successors shall have been elected and qualified.

     Pursuant to the By-Laws of the Company, the Board has set 19 as the number of directors to be elected at the annual meeting for terms ending in May 1998 or until their respective successors shall have been elected and qualified. All of the nominees are at the present time directors of the Company, whose current terms will expire at the 1997 annual meeting. If any nominee should become unable to serve, the persons named as proxies on the proxy card will vote for the person or persons the Board recommends, if any. The Board knows of no reason why any nominee will be unavailable or unable to serve.

     Set forth below is information about each nominee, including business positions held during at least the past five years, age, other directorships held and periods of service as a director of the Company and Equitable Life.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NOMINEES NAMED BELOW.

CLAUDE BEBEAR, 61                                        Director since May 1992

     Chairman of the Board of the Company and a Director of DLJ, Alliance Capital Management Corporation, the general partner of Alliance, and Equitable Real Estate Investment Management, Inc. ('Equitable Real Estate'). In January 1997, Mr. Bebear was appointed Chairman of the Executive Board of AXA-UAP. Prior thereto, he was Chairman and Chief Executive Officer of AXA since February 1989 and Chief Executive Officer of the AXA Group since 1974. Mr. Bebear serves as Chairman or Director of numerous subsidiaries and affiliated companies of the AXA Group. He is also a Director of Saint-Gobain, Havas S.A., Schneider S.A., and L.V.M.H. and serves as a member of the Supervisory Board of Compagnie Financiere de Paribas. Mr. Bebear has been a Director of Equitable Life since July 1991.

JOHN S. CHALSTY, 63                                 Director since February 1996

     Chairman of DLJ (since February 1996) and Chief Executive Officer (since
1986). President of DLJ from 1986 to February 1996, and a Senior Executive Vice President of AXA-UAP (since January 1997). Director of DLJ since 1971 and Director of IBP, Inc., Occidental Petroleum Corporation, SDW Holdings Corporation, and Anchor Glass Container Corporation. From 1990 to 1994 Mr. Chalsty served as Vice Chairman of the New York Stock Exchange, Inc.

FRANCOISE COLLOC'H, 53                              Director since December 1996

     Senior Executive Vice President in charge of Human Resources and Communications of AXA-UAP. Prior thereto, she was Executive Vice President
(1993), Senior Vice President-Management and Communication (1992), and Vice President (1984-1992) of AXA. She is also a Director or officer of various subsidiaries and affiliates of the AXA Group. Director of Equitable Life since July 1992.

HENRI DE CASTRIES, 42                                    Director since May 1994

     Vice Chairman of the Board of the Company since February 1996. Senior Executive Vice President Financial Services and Life Insurance Activities of AXA-UAP since 1996. Prior thereto, he was Executive Vice President Financial Services and Life Insurance Activities of AXA from 1993 to 1996, General Secretary of AXA from 1991 to 1993 and Central Director of Finances of AXA from 1989 to 1991. He is also a Director or officer of various subsidiaries and affiliates of the AXA Group. Mr. de Castries has been a Director of Equitable Life since September 1993. He is also a Director of DLJ, Alliance Capital Management Corporation, the general partner of Alliance, and Equitable Real Estate.

JOSEPH L. DIONNE, 63                                     Director since May 1992

     Chairman (since April 1988) and Chief Executive Officer (since April 1983) of The McGraw-Hill Companies (multimedia publishing and informational services). Director of Harris Corporation and Ryder System, Inc. Director of Equitable Life since May 1982.

WILLIAM T. ESREY, 57                                     Director since May 1992

     Chairman (since April 1990), Chief Executive Officer (since 1985) and President (1985 to February 1996) of Sprint Corporation (a diversified international telecommunications company). Director of Panhandle Eastern Corporation, General Mills, Inc. and Everen Capital Corporation. Director of Equitable Life since July 1986.

JEAN-RENE FOURTOU, 57                                   Director since July 1992

     Chairman and Chief Executive Officer of Rhone-Poulenc, S.A. (industrial conglomerate principally engaged in the manufacture of chemical and agricultural products) since 1986. Member of the Supervisory Board of AXA-UAP. Director of Schneider S.A., Societe Generale, Groupe Casino (a chain of superstores) and Air France. Member of the Advisory Board of Bankers Trust Company. Director of Equitable Life since July 1992.

DONALD J. GREENE, 63                                     Director since May 1992

     Partner, LeBoeuf, Lamb, Greene & MacRae, L.L.P. (law firm) since 1965. Director of Equitable Life since July 1991.

ANTHONY J. HAMILTON, 55                             Director since December 1995

     Group Chairman and Chief Executive (since February 1994) of Fox-Pitt, Kelton Group Ltd., the London and New York based investment banking firm, which Mr. Hamilton joined in 1978. Non-executive Chairman of the Lloyd's Brokers, Byas, Mosley Group Ltd. Director of various Fox-Pitt, Kelton and Byas, Mosley Group companies. Member of the Supervisory Board of AXA-UAP, and Chairman of the

Board of AXA Equity & Law. Director of Equitable Life from December 1995 to June 1996.

JOHN T. HARTLEY, 67                                      Director since May 1992

     Retired as Chairman and Chief Executive Officer of Harris Corporation (industrial conglomerate principally engaged in the manufacture of electronic, telephone and copying systems and related equipment) in July 1995; prior thereto, he held the positions of Chairman of Harris Corporation from 1987, Chief Executive Officer from 1986 and President from October 1987 to April 1993. Director of Harris Corporation and The McGraw-Hill Companies. Director of Equitable Life since August 1987.

JOHN H.F. HASKELL, JR., 65                              Director since July 1992

     Managing Director of Dillon, Read & Co., Inc. (investment banking firm) since 1975 and member of its Board of Directors. Director of Dillon, Read Limited, Kaydon Corporation and Chairman of the Supervisory Board of Dillon Read (France) Gestion. Director of Equitable Life since July 1992.

MARY R. (NINA) HENDERSON, 46                        Director since December 1996

     President of CPC Specialty Markets Group of CPC International, Inc., a food manufacturing company, since 1993. Prior thereto, she was President of CPC Specialty Products and Best Foods Exports. Director of Hunt Manufacturing Company, a manufacturer of office products. Director of Equitable Life since December 1996.

W. EDWIN JARMAIN, 58                                    Director since July 1992

     President of Jarmain Group Inc. (private investment holding company) since 1979; also an officer or director of several affiliated companies. Director of Equitable Life (since July 1992), DLJ (since October 1992), AXA Insurance (Canada), Anglo Canada General Insurance Company, AXA Pacific Insurance Company (formerly Boreal Property & Casualty Insurance Company); alternate director of National Mutual Life Association of Australia, National Mutual Asia Limited, and National Mutual Insurance Company Limited of Hong Kong. He serves as non-executive Chairman and Director of FCA International Ltd. (financial collection services) and previously served as President, CEO and Director during 1992 and 1993.

WINTHROP KNOWLTON, 66                                    Director since May 1992

     Chairman of the Board of Knowlton Brothers, Inc. (private investment firm) since May 1989, also President of Knowlton Associates, Inc. (consulting services) since September 1987. Director of Audible, Inc. and Infosys, Inc., and Chairman of the Board of The Jackson Laboratory. Mr. Knowlton has been a Director of Equitable Life since October 1973.

ARTHUR L. LIMAN, 64                                      Director since May 1992

     Partner, Paul, Weiss, Rifkind, Wharton & Garrison (law firm) since 1966.

Director of Continental Grain Company. Director of Equitable Life since March 1984.

JOSEPH J. MELONE, 65                                     Director since May 1992

     Chief Executive Officer of the Company since February 1996 and President of the Company since May 1992. He has been Chairman of Equitable Life since February 1994, Chief Executive Officer since March 26, 1997, and a Director of Equitable Life since November 1990, and was Chief Executive Officer of Equitable Life from February 1994 to February 1996; prior to February 1994, he was President, Chief Executive Officer and a Director of Equitable Life from September 1992 to February 1994 and President, Chief Operating Officer and a Director since November 1990. He is also a Senior Executive Vice President of AXA-UAP (since January 1997). He is a Director of the following principal subsidiaries and affiliates of the Company: Equitable Real Estate, Alliance Capital Management Corporation, the general partner of Alliance, and DLJ. He is also a Director of AXA Equity & Law, AT&T Capital Corporation and Foster Wheeler Corporation.

DIDIER PINEAU-VALENCIENNE, 66                       Director since February 1996

     Chairman and Chief Executive Officer of Schneider S.A. (industrial conglomerate principally engaged in the electrical equipment business) since 1981 and of Square D and Chairman or a Director of numerous subsidiaries and affiliated companies of Schneider. Director of the Company and Equitable Life from July 1992 to February 1995.

Member of the Supervisory Board of AXA-UAP. Director of CGIP, Rhone-Poulenc, S.A., and Sema Group PLC; a member of the Supervisory Board of Banque Paribas; a member of the Advisory Boards of Bankers Trust Company, Banque de France, and Booz-Allen & Hamilton. Director of Equitable Life since February 1996.

GEORGE J. SELLA, JR., 68                                 Director since May 1992

     Retired as Chairman and Chief Executive Officer of American Cyanamid Company (industrial conglomerate principally engaged in the manufacture of pharmaceutical products and agricultural herbicides and pesticides) in April 1993; prior thereto, he held the positions of Chairman from 1984, Chief Executive Officer from 1983 and President from 1979 to 1991. Director of Union Camp Corporation and Bush, Boake, Allen Inc. Director of Equitable Life since May 1987.

DAVE H. WILLIAMS, 64                                     Director since May 1992

     Chairman and Chief Executive Officer of Alliance Capital Management Corporation, the general partner of Alliance, since 1977 and Chairman or Director of numerous subsidiaries and affiliated companies of Alliance Capital Management Corporation and of mutual funds managed by Alliance. Senior Executive Vice President of AXA-UAP (since January 1997). Director of Equitable Life since March 1991.

                         BOARD MEETINGS AND COMMITTEES


     The Company's Board of Directors held seven meetings during 1996. Each Director attended at least 75% of the aggregate meetings of the Board of Directors and committees to which he or she was assigned during the year except for Mr. Fourtou, who missed 5 of the 12 meetings that he was eligible to attend; Mr. Liman, who missed 9 of the 16 meetings that he was eligible to attend; Mr. Pineau-Valencienne, who missed 2 of the 6 meetings that he was eligible to attend; and Mr. Williams, who missed 2 of the 7 meetings he was eligible to attend.

     The Board of Directors has the following four standing committees.

     Executive Committee. The function of the Executive Committee is to exercise the authority of the Board of Directors in the management of the Company between meetings of the Board with certain exceptions as set forth in the Company's By-Laws. The members of the Committee are: Claude Bebear (Chairman since February 1996), Joseph L. Dionne, Donald J. Greene, Arthur L. Liman and Joseph J. Melone. The Committee met once in 1996.

     Audit Committee. The Audit Committee is authorized to review and approve the scope and results of the Company's outside audit, and the fees therefor, and to make recommendations to the Board of Directors and management of the Company concerning auditing and accounting matters and the selection of independent accountants. Its membership is restricted to Directors who are not employees of the Company or its affiliates. The members of the Committee are: George J. Sella, Jr. (Chairman), William T. Esrey, Donald J. Greene, John T. Hartley, and
W. Edwin Jarmain. The Committee met three times in 1996.

     Organization and Compensation Committee. The function of the Organization and Compensation Committee is to make recommendations to the Board with respect to nominations of Directors and to review, report and make recommendations to the Board with respect to officer compensation. The members of the Committee are: Joseph L. Dionne (Chairman), Jean-Rene Fourtou, John T. Hartley, W. Edwin Jarmain, and Winthrop Knowlton. The Committee met seven times in 1996.

     Stock Option Committee. The function of the Stock Option Committee is to administer the Company's stock option plans. The members of the Committee are:
Joseph L. Dionne (Chairman), Jean-Rene Fourtou, John T. Hartley, and Winthrop Knowlton. The Committee met five times in 1996.

                           COMPENSATION OF DIRECTORS

     All directors of the Company are also directors of Equitable Life with the exception of Messrs. Chalsty and Hamilton. For serving on the Board of Directors of Equitable Life, each director of Equitable Life who is not an employee of the Company or an affiliate of the Company (including AXA-UAP) receives an annual retainer fee. No additional retainer is paid to such persons for service on the Board of Directors of the Company. In addition, each such director also receives a meeting fee for each meeting of the Company's Board or Equitable Life's Board (and any committee of such boards) attended and the chairperson of each committee receives an additional fee for each committee meeting attended; however, such directors receive only one meeting fee for joint meetings of the

Company's and Equitable Life's Boards (or committees). The amount paid as an annual retainer is $30,000. The per meeting fee is $1,200 and the additional fee paid to the chairperson of each committee is $800. The directors may defer all or part of their compensation as directors until retirement from the Board.

     Mr. Bebear, Chairman of the Company's Board of Directors, and Mr. de Castries, Vice Chairman of the Company's Board of Directors, received $150,000 and $75,000, respectively, from the Company for services provided in addition to their services as directors of the Company during 1996 and will receive the same amounts from the Company for such services during 1997. Messrs. Bebear and de Castries are eligible to participate in both the Company's Short-Term and Long-Term Incentive Compensation Plans. Ms. Colloc'h received $50,000 as an employee of Equitable Life for services provided to Equitable Life during 1996 which were in addition to her services as a director of Equitable Life and will receive $50,000 from the Company in 1997 for services provided in addition to her services as a director of the Company. Messrs. Bebear and de Castries and Ms. Colloc'h will be eligible to participate in the Company's 1997 Stock Incentive Plan.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Directors, executive officers and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of such forms and written representations as to the need to file Form 5, the Company believes that all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% beneficial owners were complied with for the year ended December 31, 1996.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEES

     Policies governing compensation of the Company's executive officers are administered by the Organization and Compensation Committees (collectively, the 'Committees') of the Company and of Equitable Life. The Committees' major responsibilities are to ensure that compensation programs for the Company's executive officers are effective in attracting and motivating key officers, are consistent with the Company's business objectives, relate pay to performance, and are administered in a fair and equitable fashion. All members of the Company's Organization and Compensation Committee are also members of Equitable Life's Organization and Compensation Committee, and no member of the Committees is a current or former officer or employee of the Company, Equitable Life or their affiliates.

     Compensation Philosophy and Strategy. The Company and its subsidiaries constitute a diversified financial services organization which provides a broad spectrum of insurance, asset management and investment banking services. The compensation program for the Company's executive officers is designed to attract and motivate key individuals by providing compensation based both on the Company's performance in improving its profitability and total returns to shareholders and on individual performance. The Committees believe that the Company competes most directly for executive talent with other large diversified financial services organizations and, accordingly, in determining total compensation for executive officers seek to provide compensation competitive at least with average levels of compensation paid by selected large diversified financial services companies. However, the compensation program for executive officers contains substantial incentive components which afford executive officers opportunities to earn compensation which may exceed levels at comparison companies if warranted by corporate and individual performance. The Committees review and approve the selection of companies used for compensation comparison purposes and obtain compensation data from surveys conducted by outside consulting firms. Because of the broad spectrum of companies with which the Company competes for executive talent, the companies selected for compensation comparison purposes are not generally the same companies which comprise the Standard & Poor's Life Insurance Index selected for company shareholder return comparisons. In 1996, the companies selected for comparison purposes included large U.S. insurance companies and large diversified financial services institutions, including commercial banking corporations and nonbank financial services institutions located in major U.S. metropolitan areas.

     Total direct compensation includes base salaries and annual and long-term incentive compensation. The Committees also consider other elements of an executive's total compensation package, including retirement and savings plans, insurance and other benefits. The Organization and Compensation Committee of Equitable Life approves the compensation of all executive officers of the Company who are designated for purposes of the New York Insurance Law as principal officers of Equitable Life. For 1996 such principal officers included all the named executive officers except Mr. Jenrette.

     o Base Salaries. Base salaries are targeted to the average of comparison companies, except where exceptional conditions require otherwise. The

       Company's policy is generally not to increase base salaries for executive officers annually, except to reflect promotions, increased levels of responsibility and competitive pay levels.

     o Annual Incentive Compensation. Annual incentive bonuses allow the Company to communicate specific goals that are of primary importance during the coming year and motivate executive officers to achieve these goals. For 1996 the Company's primary objectives were to increase profitability and sales, to improve the asset quality of the investment portfolios of the life insurance subsidiaries, to continue reorganizing the insurance servicing, marketing and field organizations to reduce expenses and improve profitability, to develop new products and to expand distribution channels. Annual incentive bonuses for 1996 were paid in January 1997 in accordance with the Company's Short-Term Incentive Compensation Plan For Senior Officers (the 'Short-Term Plan') which was approved by the Company's shareholders at the annual meeting of shareholders held in May 1996. The Committees determined that the levels of earnings established by the Committees under the Short-Term Plan for 1996 had been met and determined the aggregate amount of incentive compensation to be paid for 1996 pursuant to the Short-Term Plan and the amount to be paid to each participant. Such amounts reflect the assessment by the Committees, based on recommendations by Messrs. Bebear, Melone and Benson, of each executive officer's contribution to achieving the Company's annual objectives as well as an assessment of individual and business unit performance. Among the achievements considered in determining the amount of the bonus which each named executive officer should receive for 1996 were: (i) record after-tax operating earnings from continuing operations of $483.8 million, excluding after-tax investment losses and non-recurring charges, a 27% increase over 1995 after-tax operating earnings of $379.5 million; (ii) after-tax operating earnings from the Company's insurance operations of $277.3 million, excluding after-tax investment losses and non-recurring charges of $294.1 million, a 21% increase over 1995 after-tax operating earnings from insurance operations of $228.9 million; (iii) a 10% increase over 1995 in individual insurance and annuity premiums and deposits to a total in 1996 of $6.1 billion; (iv) continued strengthening of the Company's balance sheet to enhance future growth; (v) continued significant changes in insurance operations, including the positioning of financial planning as an important element of the agent sales process, changes in agent recruitment and training to improve agent retention and productivity, and the creation of a national claims center in Charlotte, North Carolina;
       (vi) the introduction of new annuity and life insurance products; (vii) the expansion of distribution channels for annuities; and (viii) effective expense management, including the relocation of over 1,000 employees from three New York City locations to a new headquarters at 1290 Avenue of the Americas.

       An amended and restated Short-Term Incentive Compensation Plan for Senior Officers is being submitted to shareholders for approval as described in Proposal 3.


     o Long-Term Incentives. Long-term incentives for the Company's named executive officers were provided pursuant to the Company's Long-Term Incentive Compensation Plan for Senior Officers adopted in 1996 and the Company's 1991 Stock Incentive Plan. An amended and restated Long-Term Incentive Compensation Plan for Senior Officers and a new 1997 Stock Incentive Plan which will replace the 1991 Stock Incentive Plan are being submitted to shareholders for approval as described in Proposals 4 and 5.

           Long-Term Incentive Compensation Plan. In March 1996 the Committees adopted a Long-Term Incentive Compensation Plan for Senior Officers (the 'Long-Term Plan'), which was approved by the Company's shareholders in May 1996. The Initial Performance Period under the Long-Term Plan commenced January 1, 1996 and will end on December 31, 1998. Pursuant to the terms of the Long-Term Plan, payments for the Initial Performance Period may not be made until early in 1998. Thus, no payments have been made under the Long-Term Plan.

           1991 Stock Incentive Plan. Options granted pursuant to the Company's 1991 Stock Incentive Plan (the '1991 Stock Option Plan') provide officers of the Company and certain of its subsidiaries with the opportunity to buy an equity interest in the Company and to share in the appreciation of its common stock. The Company's Stock Option Committee (which consists of Messrs. Dionne, Fourtou, Hartley, and Knowlton) administers the 1991 Stock Option Plan and as part of such administration determines the number and type of options to be granted to the Company's named executive officers. See 'Options' for information on options granted in 1996 to the Company's named executive officers and options held by each named executive officer.

     CEO Compensation. In addition to his base salary, the Committees unanimously determined that for his services as President and CEO of the Company and Chairman of Equitable Life, Mr. Melone should receive for 1996 a bonus of $2.3 million pursuant to the Short-Term Plan. The Committees believe that since his promotion to CEO in February 1996, following the retirement of Mr. Jenrette, Mr. Melone has made important contributions to the Company's improved performance in 1996. For the year ended December 31, 1996, the Company's after-tax operating earnings from continuing operations rose 27% to a record $483.8 million, excluding after-tax investment losses and non-recurring charges, as compared to $379.5 million in 1995. Based on his leadership and long experience in the insurance industry, Mr. Melone has guided improvements during 1996 in the positioning of the Company's insurance and annuity operations for future growth. He has maintained focus on financial planning as an important element of the agent sales process and has continued to oversee changes in insurance operations designed to expand distribution channels, enhance agent productivity and reduce expenses. In addition, Mr. Melone has played a pivotal role in the efforts of the life insurance industry to address market conduct issues which have given rise to substantial negative publicity and have damaged the industry's reputation. Those efforts have now resulted in the establishment of an Insurance Marketplace Standards Association and the adoption of Principles and a Code of Ethical Market Conduct. Finally, Mr. Melone has been instrumental in coordinating the activities of the Company's investment and insurance subsidiaries and in developing productive relationships with the Company's principal shareholder, AXA-UAP, all with a view to maximization of business opportunities for the Company.

     Deductibility of Certain Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended (the 'Code') denies publicly held corporations a deduction for compensation in excess of $1 million per year paid or accrued with respect to certain executives in taxable years beginning on or after January 1, 1994, except to the extent that such compensation qualifies for an exemption from that limitation. Exempt compensation includes only the following: (a) performance-based compensation (provided that certain outside director, shareholder approval, and certification requirements are met); (b) commissions; (c) payments from certain tax-qualified retirement plans; (d) health and other fringe benefits that are reasonably believed to be excludable from gross income; and (e) compensation payable under a binding written contract in effect on February 17, 1993. The Committees have determined that the Company's policy is to design its short-term and long-term compensation plans to qualify for the exemption from the deduction limitations of Section 162(m) of the Code consistent with designing plans providing appropriate compensation to executives. The Committees and the Company's Stock Option Committee consist solely of directors who are 'outside directors' for purposes of Section 162(m).

Respectfully submitted,

    J-R. Fourtou        J.L. Dionne, Chairman            W.E. Jarmain
    J.T. Hartley                                         W. Knowlton

SUMMARY COMPENSATION TABLE

     The table below summarizes for Mr. Jenrette, who served as the Company's Chief Executive Officer until February 14, 1996; Mr. Melone, who served as the Company's Chief Executive Officer for the remainder of 1996; and the other four individuals serving as executive officers of the Company on December 31, 1996 who had the highest aggregate annual compensation for 1996 (the 'named executive officers') all compensation required to be reported for the years 1994, 1995 and 1996.
                           SUMMARY COMPENSATION TABLE

                                                                                        LONG TERM COMPENSATION
                                                                                      --------------------------
                                                                                        AWARDS
                               ANNUAL COMPENSATION                                    ----------       PAYOUTS
----------------------------------------------------------------------------------    SECURITIES      ----------
           NAME AND                                                 OTHER ANNUAL      UNDERLYING         LTIP          ALL OTHER
      PRINCIPAL POSITION        YEAR    SALARY(2)     BONUS(2)     COMPENSATION(3)    OPTIONS(#)      PAYOUTS(4)    COMPENSATION(5)
------------------------------- ----    ---------    ----------    ---------------    ----------      ----------    ---------------
Richard H. Jenrette (1)         1996    $ 137,208            --             --               --               --      $ 3,069,916(6)
Retired Chairman of the Board   1995    $ 730,000    $5,000,000             --               --       $1,500,000      $     8,254
  and Chief Executive Officer   1994    $ 730,000    $7,000,000             --               --       $  900,000      $     9,433

Joseph J. Melone                1996    $ 682,777    $2,300,000        $92,118(7)        50,000               --      $     8,604
President and                   1995    $ 600,000    $2,000,000        $86,282(7)            --       $  600,000      $     8,254
  Chief Executive Officer       1994    $ 600,000    $2,000,000        $80,496(7)            --       $  800,000      $     9,433

James M. Benson                 1996    $ 583,046    $2,000,000             --          100,000               --      $     8,604
Senior Executive Vice President 1995    $ 500,000    $1,600,000             --               --       $  550,000      $     8,254
  and Chief Operating Officer   1994    $ 500,000    $1,500,000             --           50,000       $  700,000      $     3,750

William T. McCaffrey            1996    $ 429,613    $1,200,000             --           50,000               --      $     8,604
Executive Vice President and    1995    $ 325,000    $  750,000             --               --       $  350,000      $     8,254
  Chief Administrative Officer  1994    $ 325,000    $  700,000             --               --       $  450,000      $     9,433

Jerry M. de St. Paer            1996    $ 391,255    $1,193,000             --           25,000               --      $     8,604
Senior Executive Vice President 1995    $ 350,000    $1,100,000             --               --       $  400,000      $     8,254
  and Chief Financial Officer   1994    $ 350,000    $1,000,000             --               --       $  500,000      $     9,433

Stanley B. Tulin (8)            1996    $ 225,547    $  850,000             --          100,000               --      $   250,000(9)
Executive Vice President

------------
(1) Mr. Jenrette retired as the Company's Chairman and Chief Executive Officer effective February 14, 1996.

(2) Includes all amounts deferred under qualified and non-qualified deferred compensation plans.

(3) The amounts in this column do not include certain incidental non-cash compensation provided to the named executive officers which does not exceed

    $50,000.

(4) Represents (i) payouts in 1996 under the former long-term incentive compensation plan in effect for years prior to 1996 following the final year of a three year performance period ended December 31, 1995; and (ii) payouts in 1995 under such plan for the first two plan years ended December 31, 1994. Payments for the Initial Performance Period under the Long-Term Plan adopted in 1996 may not be made until early 1998.

(5) Amounts in this column consist of employer contributions to defined contribution plans unless otherwise indicated.

(6) Represents $3,000,000 received by Mr. Jenrette in 1996 from DLJ for post-retirement consulting services (see 'Retirement Plans and Separation Benefits'); $57,403 in termination vacation pay; and $12,513 distributed in accordance with the non-qualified Supplemental Investment Plan.

(7) These amounts include $78,000 in 1994, $84,000 in 1995, and $90,000 in 1996
    for rent paid by Equitable Life for an apartment provided to Mr. Melone.

(8) Mr. Tulin joined the Company in May 1996.

(9) Represents a one-time non-recurring payment made to Mr. Tulin upon the commencement of his employment.

OPTIONS

     The following tables set forth information concerning the grant of options to each of the named executive officers during 1996 and the value of options held by the named executive officers on December 31, 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                  POTENTIAL
                                                INDIVIDUAL GRANTS                            REALIZABLE VALUE AT
                           ------------------------------------------------------------         ASSUMED ANNUAL
                           NUMBER OF         % OF                                            RATES OF STOCK PRICE
                           SECURITIES    TOTAL OPTIONS                                           APPRECIATION
                           UNDERLYING     GRANTED TO      EXERCISE                             FOR OPTION TERM
                            OPTIONS      EMPLOYEES IN      PRICE                           ------------------------
  NAME                     GRANTED(1)     FISCAL YEAR      ($/SH)      EXPIRATION DATE         5%           10%
------------------------   ----------    -------------    --------    -----------------    ----------    ----------
Richard H. Jenrette.....           0        NA              NA               NA                NA            NA
Joseph J. Melone........      50,000           7.0%        $25.25     February 15, 2006    $  793,750    $2,012,500
James M. Benson.........     100,000          13.9%        $25.25     February 15, 2006    $1,587,500    $4,025,000
William T. McCaffrey....      50,000           7.0%        $25.25     February 15, 2006    $  793,750    $2,012,500
Jerry M. de St. Paer....      25,000           3.5%        $25.25     February 15, 2006    $  396,875    $1,006,250
Stanley B. Tulin........     100,000          13.9%        $24.13          May 15, 2006    $1,512,500    $3,850,000

------------
(1) Options under the 1991 Stock Option Plan vest (become exercisable) at the rate of 20% per year subject to acceleration in the event of death or disability.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                        NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                       UNDERLYING UNEXERCISED            IN-THE-MONEY
                             SHARES                       OPTIONS AT FY-END          OPTIONS AT FY-END(1)
                           ACQUIRED ON     VALUE      -------------------------    -------------------------
  NAME                      EXERCISE      REALIZED    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
------------------------   -----------    --------    -------------------------    -------------------------
Richard H. Jenrette.....        0             0           240,000/ 0                $1,110,000/ $0
Joseph J. Melone........        0             0           240,000/ 210,000          $1,110,000/ $740,000
James M. Benson.........        0             0           140,000/ 210,000            $555,000/ $370,000
William T. McCaffrey....        0             0            60,000/  90,000            $277,500/ $185,000
Jerry M. de St. Paer....        0             0            75,000/  75,000            $346,875/ $231,250
Stanley B. Tulin........        0             0                 0/ 100,000                  $0/ $ 50,000

------------
(1) Based on $24.625 per share, the closing price of the Common Stock on the New York Stock Exchange on December 31, 1996.

LONG-TERM INCENTIVE PLAN AWARDS

     The following table sets forth information concerning certain awards made in 1996 under the Company's Long-Term Incentive Compensation Plan for Senior Officers based on the assumptions set forth below. Such Plan provides for certain awards to be made to those persons who are the Company's Chief Executive Officer and the other four individuals who have the highest amount of salary and bonus for the years in which the related payments under the Long-Term Plan will be deductible for Federal income tax purposes. Such persons cannot be identified at this time and will not necessarily be the same individuals who are the Company's named executive officers for 1996. Likewise, the dollar amounts which may be paid pursuant to such awards under the formula (which formula is identical to the formula given in Section 2.1 of the proposed amended and restated Long-Term Incentive Compensation Plan for Senior Officers; see Exhibit
C) contained in such plan are dependent upon the Company's performance in 1996, 1997 and 1998 and are accordingly not determinable at this time. However, for purposes of this table only, it is assumed that the persons named in the Summary Compensation Table with respect to 1996 will be the same persons in the year for which the awards are deductible by the Company, and that the Company's performance in 1997 and 1998 is identical to that obtained in 1996.

              LONG-TERM INCENTIVE PLAN--AWARDS IN LAST FISCAL YEAR

                                                 PERFORMANCE OR              ESTIMATED FUTURE PAYOUTS UNDER
                               NUMBER OF          OTHER PERIOD                NON-STOCK PRICE-BASED PLANS
                           SHARES, UNITS, OR    UNTIL MATURATION    ------------------------------------------------
NAME(1)                     OTHER RIGHTS(1)        OR PAYOUT        THRESHOLD($)(2)    TARGET($)(3)    MAXIMUM($)(4)
------------------------   -----------------    ----------------    ---------------    ------------    -------------
Joseph J. Melone........           16%          1/1/96-12/31/98                          1,446,000
James M. Benson.........           13%          1/1/96-12/31/98                          1,175,000
William T. McCaffrey....           11%          1/1/96-12/31/98                            994,000
Jerry M. de St. Paer....           10%          1/1/96-12/31/98                            904,000
Stanley B. Tulin........            5%          1/1/96-12/31/98                            452,000

------------
(1) The table assumes that the Company's Chief Executive Officer and the other four individuals who have the highest amount of salary and bonus for the years in which the related payments under the Long-Term Plan are deductible for Federal income tax purposes will be the same individuals who are the Company's named executive officers for 1996. The percentages shown represent the maximum percentages of the compensation pool which the Committees have determined may be payable to such persons.

(2) Since the Committees administering the Long-Term Plan may exercise their discretion to pay less than the maximum amounts permitted by the Long-Term Plan, it is not possible to determine the minimum amount that would be payable to particular individuals if threshold earnings levels were met for the 1996-1998 performance period.

(3) Represents the amount payable from the compensation pool for the 1996-1998 performance period based on the assumptions listed above and assuming that the Committees administering the plan determine to pay each named executive officer the maximum award which has been made. The amounts set forth should not be taken as indicative of the amounts that will ultimately be paid. The Long-Term Plan permits a payment for the first two years of the 1996-1998 performance period to be made in early 1998, with any additional amounts for such 1996-1998 performance period payable in early 1999.

(4) There is no fixed dollar limit on the size of the compensation pool for the 1996-1998 performance period.

PERFORMANCE GRAPH

     The graph set forth below shows the cumulative total return to holders of the Company's Common Stock from the commencement of trading on the New York Stock Exchange on July 16, 1992 to December 31, 1996, computed by dividing (X) the sum of (a) dividends for such period assuming reinvestment of dividends and
(b) the difference between the price per share at the beginning and end of such period by (Y) the share price at the beginning of such period, and compares such return to the performance at the beginning and end of such period of the Standard & Poor's 500 Index and the Standard & Poor's Life Insurance Index. The graph assumes $100 invested on July 16, 1992 in the Company's Common Stock (at $9.00 per share), the Standard & Poor's 500 Index and the Standard & Poor's Life Insurance Index.

                            CUMULATIVE TOTAL RETURN
             Based on reinvestment of $100 beginning July 16, 1992

                                 [LINE GRAPH]

                      7/16/92  12/31/92  12/31/93  12/30/94  12/29/95  12/31/96
                      -------  --------  --------  --------  --------  --------
Equitable               100      155       302       205       274       283
S & P 500               100      106       116       118       162       199
S & P Life Insurance    100      125       127       105       150       183

TOTAL RETURN DATA PROVIDED BY S&P'S COMPUSTAT SERVICES INC.

                                                        Source: The Carson Group

RETIREMENT PLANS AND SEPARATION BENEFITS

     Equitable Life maintains a qualified defined benefit retirement plan (the 'Retirement Plan') and an unfunded, nonqualified excess benefit plan (the 'Excess Plan') which pays benefits in excess of the benefit limits provided by the Employee Retirement Income Security Act of 1974, as amended ('ERISA'), and the Code, as well as benefits in excess of the compensation limits under the Code, and a supplemental benefit plan pursuant to which the chief executive officer of Equitable Life may authorize that an officer receive a supplemental retirement benefit based on additional years of service in excess of actual years of service (the 'Supplemental Executive Retirement Plan').

     The table below indicates the estimated maximum annual retirement benefits that a hypothetical participant would be entitled to receive under the Retirement Plan (without regard to the maximum benefit limitations imposed by ERISA and the Code and including payments under the Supplemental Executive Retirement Plan) computed on a straight-life annuity basis, before any deduction for social security benefits, if retirement occurred at age 65 and the number of credited years of service and average annual recognized earnings equaled the amounts indicated.

PENSION PLAN TABLE


                                       CREDITED YEARS OF SERVICE
                      ------------------------------------------------------------
RECOGNIZED EARNINGS   10 YEARS    15 YEARS    20 YEARS     25 YEARS      30 YEARS
-------------------   --------    --------    --------    ----------    ----------
  $  100,000.......   $ 20,000    $ 30,000    $ 40,000    $   50,000    $   60,000
     200,000.......     40,000      60,000      80,000       100,000       120,000
     400,000.......     80,000     120,000     160,000       200,000       240,000
     600,000.......    120,000     180,000     240,000       300,000       360,000
     800,000.......    160,000     240,000     320,000       400,000       480,000
   1,000,000.......    200,000     300,000     400,000       500,000       600,000
   1,500,000.......    300,000     450,000     600,000       750,000       900,000
   2,000,000.......    400,000     600,000     800,000     1,000,000     1,200,000

     The Retirement Plan will provide pension benefits for Messrs. Jenrette, Melone, Benson, de St. Paer, McCaffrey and Tulin. For purposes of the Retirement Plan, covered compensation for pension benefits calculation purposes is salary and bonus allocated to Equitable Life and those of its affiliates who are co-sponsors of the Retirement Plan. Mr. Jenrette retired under the terms of the Retirement Plan effective March 1, 1996. As of December 31, 1996, the number of credited years of service under the Retirement Plan (including any service supplement authorized pursuant to the Supplemental Executive Retirement Plan) for Messrs. Jenrette, Melone, Benson, de St. Paer and McCaffrey was 11.00, 9.42, 2.75, 9.25 and 35.42, respectively. Mr. Tulin did not receive any credited service under the Retirement Plan in 1996 due to a one-year waiting period before becoming eligible to participate.

     The named executives, except for Mr. Benson, Mr. de St. Paer, and Mr. Tulin, will have their benefits determined on the basis of the greater of (i) the sum of their frozen accrued benefit, based on actual and deemed service prior to January 1, 1989 under the final average pay formula (the 'Pre-89 Formula'), if any, and their accrued account balance, under the Cash Balance Formula, accrued subsequent to December 31, 1988, and (ii) the Pre-89 Formula applied to total years of actual and deemed service and final average pay at retirement. Mr. de St. Paer's benefits will be computed solely according to (i) above. Mr. Benson's and Mr. Tulin's benefits will be computed solely according to the Cash Balance Formula. The Cash Balance Formula credits each named executive's account during each year of such executive's participation in the Retirement Plan, subsequent to December 31, 1988, with an amount equal to the sum of 5% of such individual's annual covered compensation not in excess of the social security wage base and 10% in excess of such wage base. These accounts are credited monthly with interest based on the average yield of one-year U.S. Treasury bills for the twelve month period ending on the last business day of November in the preceding calendar year. The Pre-89 Formula recognizes that participants in the Retirement Plan will receive Social Security benefits and reduces the benefit by a portion of the Social Security benefits. The benefits to the executives will be paid as a life annuity or a joint and survivor annuity depending on the executive's marital status at the time of retirement. The executive also has the opportunity to receive the cash balance account portion of the benefit in a lump sum.

     In February, 1996 the Company's Board of Directors approved a supplemental executive retirement plan for Mr. Jenrette pursuant to which he will receive from Equitable Life during his lifetime an annual retirement benefit of $250,000. Such benefits are in addition to Mr. Jenrette's retirement benefits described above. Following his retirement, Mr. Jenrette has continued to receive secretarial support, the availability of a car and office space at DLJ.

     In 1982, DLJ entered into an agreement with Mr. Jenrette under which Mr. Jenrette became entitled to receive certain benefits from DLJ in exchange for his agreement to provide post-retirement consulting services and not to compete with DLJ. Under the agreement, Mr. Jenrette has received benefits at a rate of $200,000 per year since attaining age 65. After Mr. Jenrette's death, his beneficiary may elect to receive either (i) monthly payments equivalent to $200,000 per year until the time Mr. Jenrette would have attained his 75th birthday or (ii) a lump sum which is the equivalent of the discounted present value of such monthly payments. These benefits are in addition to the retirement benefits payable to Mr. Jenrette under the plans maintained by Equitable Life. DLJ has funded its obligation to Mr. Jenrette under the agreement through the purchase of an annuity. Amounts paid to Mr. Jenrette under this agreement in 1994, 1995 and 1996 were $133,333, $200,000 and $200,000, respectively. In May
1996, DLJ entered into an agreement with Mr. Jenrette providing for a payment of an additional $3,000,000 during 1996 in consideration of the increased contribution to be made by Mr. Jenrette in his post-retirement consulting services.

     In 1983, Mr. Jenrette deferred a portion of his 1984 compensation from DLJ in return for which DLJ agreed to pay Mr. Jenrette $43,518 annually for 15 years beginning at age 65. DLJ funded its obligations through the purchase of life insurance policies. Mr. Jenrette received $32,640, $43,518, and $43,518 in 1994, 1995 and 1996, respectively, pursuant to this agreement.

     Following his retirement as Chairman and Chief Executive Officer of the Company and Chairman of DLJ, Mr. Jenrette became a Senior Advisor to DLJ. Mr. Jenrette did not receive any salary for his services during 1996 in this capacity.

     Mr. Benson has resigned, effective May 1, 1997, as an officer and director of the Company and its affiliates. On March 26, 1997, Equitable Life's Board of Directors approved arrangements pursuant to which Mr. Benson will receive a payment of $5,200,000 in late March 1997 and will be entitled, for two years following his resignation, to both continued vesting of his options for the Company's Common Stock and continued participation in certain employee benefit plans.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Organization and Compensation Committee of the Company's Board of Directors are Joseph L. Dionne (Chairman), Jean-Rene Fourtou, John T. Hartley, W. Edwin Jarmain, and Winthrop Knowlton. No member of the Committee was an officer or employee of the Company or any of its subsidiaries. See

'Compensation of

Directors' and 'Certain Relationships and Related Transactions' (for information on Mr. Jarmain's commitment to invest in WSW 1996 Buyout Fund II).

     Mr. Dionne, a director of the Company and Equitable Life and Chairman of the Organization and Compensation Committees of the Company and Equitable Life, is the Chairman and Chief Executive Officer of The McGraw-Hill Companies. Mr. Jenrette, who served as the Company's Chairman and Chief Executive Officer until his retirement in February, 1996, has served as a director of The McGraw-Hill Companies since January 1993.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Equitable Life has agreements with GIE AXA Universite and GIE Informatique AXA, affiliates of AXA-UAP, relating to services provided by AXA-UAP and its affiliates to Equitable Life and its subsidiaries for management training seminars and for ongoing maintenance and technical support for computer software and technology licensed by AXA-UAP for use by the Company and its subsidiaries. Equitable Life incurred approximately $3,663,000 in fees for services provided by AXA-UAP's affiliates pursuant to these agreements during 1996 and anticipates that it will continue to incur fees in 1997 under these agreements.

     Equitable Life has entered into an agreement with AXA-UAP (the 'AXA Services Agreement') covering management, communications, advertising, rating agency and various other services to be provided by AXA-UAP and its affiliates. To the extent that Equitable Life provides similar services to AXA-UAP and its affiliates, amounts payable under this agreement will be offset by the amounts attributable to such services. Equitable Life incurred approximately $6,500,000 in fees for services provided by AXA-UAP and its affiliates pursuant to the AXA Services Agreement during 1996. Equitable Life anticipates that it will continue to incur fees in 1997 under the AXA Services Agreement.

     Equitable Life has entered into an agreement with AXA Canada Tech Inc. ('AXA Canada Tech'), a Canadian subsidiary of AXA-UAP which provides data processing services to certain of its affiliated Canadian companies (the 'AXA Canada Companies'). Under the terms of the agreement, Equitable Life provides data processing resources and services to AXA Canada Tech to process data of the AXA Canada Companies. The agreement will continue in effect until December 31, 2000 and provides for reimbursement of Equitable Life's start-up costs (approximately U.S. $1.14 million, all of which has been paid) and an annual fee of $2,700,000 (Canadian) (but not less than approximately U.S. $2,050,000) to be paid by AXA Canada Tech for a defined level of services with usage above such level to be paid for based on Equitable Life's cost of providing the incremental usage. Equitable Life received payments of $2,700,000 (Canadian) from AXA Canada Tech pursuant to this agreement during 1996 and anticipates that services will continue to be provided under this agreement in 1997.

     Equitable Life has a 4.8% participation in Section A (Launch) and a 5.9% participation in Section B (On Orbit) of INTEC's 1996 reinsurance program, a satellite insurance facility. The reinsurance program is managed by INTEC, which is 80% owned by AXA America, an affiliate of AXA-UAP. AXA-UAP and AXA America have a 16.5% aggregate interest in Section A and a 20.2% aggregate interest in Section B of the 1996 reinsurance program. In 1996, Equitable Life was charged approximately $201,908 as its portion of INTEC's fee for managing the reinsurance program.

     An affiliate of AXA-UAP, AXA Asset Management Partenaires ('AXA Asset Management'), provides investment management services to the Winthrop Opportunity Funds (the 'Funds'), a series of mutual funds sponsored by Wood, Struthers & Winthrop ('WSW'), a subsidiary of DLJ, pursuant to a sub-advisory agreement between WSW and AXA Asset Management. AXA Asset Management began providing services to the Funds in September 1995. Advisory fees of $473,978 were paid by WSW to AXA Asset Management in 1996 for services provided to the Funds. In addition, WSW pays for various direct fund expenses on behalf of the Funds. AXA Asset Management reimburses WSW for 50% of these expenses. The total amount of expenses reimbursed during 1996 was approximately $129,000.

     Alliance provides investment management services to AXA Reinsurance Company, a subsidiary of AXA-UAP, pursuant to a discretionary investment advisory agreement. AXA Reinsurance Company paid Alliance approximately $552,000 during 1996 for such services. Alliance provides investment management services to Abeille Reassurances, a subsidiary of AXA Reassurances, a subsidiary of AXA-UAP. Abeille Reassurances paid Alliance approximately $11,000 during 1996 for such services.

     In April 1996, Alliance acquired the United States investing activities and business of National Mutual Funds Management ('NMFM'), a subsidiary of AXA-UAP, for $4.6 million cash. In connection therewith, Alliance entered into investment management agreements with National Mutual Holdings Limited, the parent of NMFM and a subsidiary of AXA-UAP, and various of its subsidiaries (collectively, the 'NMH Group'). The NMH Group paid approximately $1.6 million in advisory fees to Alliance in 1996.

     Neuville Company, Inc. ('Neuville'), an indirect subsidiary of National Mutual, has loan participations and joint ventures with Equitable Life substantially all of which were initially entered into with Integrity Life Insurance Company ('Integrity') prior to National Mutual's 1989 purchase of Integrity from Equitable Life. Equitable Real Estate and its affiliate, Equitable Agri-Business, Inc., provide asset management services to Neuville for portfolios Neuville obtained from Integrity. In 1996, Neuville paid Equitable Real Estate and Equitable Agri-Business, Inc. a total of $72,684 for such services.

     On December 31, 1996, the Company sold 85,000 shares of DLJ common stock to AXA-UAP for a total sale price of $3,028,125. The sale price per share was equal to the closing price of DLJ common stock on the New York Stock Exchange on December 27, 1996.

     During 1996, Equitable Life, either directly or through its former subsidiary, Equitable Variable Life Insurance Company (which merged into Equitable Life on January 1, 1997), entered into two reinsurance agreements with

AXA Re Life Insurance Company ('AXA Re Life'), an indirect subsidiary of AXA-UAP. No amounts were ceded under these agreements during 1996. It is anticipated that, during 1997, Equitable Life will pay AXA Re Life approximately $35,000 in premiums under these two agreements.

     Donaldson, Lufkin & Jenrette Securities Corporation ('DLJSC'), a subsidiary of DLJ, from time to time provides investment banking and other services to AXA-UAP. The fees related to such services were $779,433 in 1996. DLJSC from time to time also provides brokerage and research services to AXA-UAP. Such services were provided on an arm's-length basis in the ordinary course of business at rates comparable to those paid at the time by unaffiliated third parties.

     Selected employees of DLJ are offered the opportunity to become members of the DLJ First ESC L.L.C. (the 'ESC'), an investment vehicle which qualifies as an 'employees' securities company' for purposes of the Investment Company Act of 1940, as amended. The ESC invests in DLJ's merchant banking portfolio companies, typically acquiring between 30% and 40% of DLJ's investment in such companies. The amounts invested by members are augmented in the ratio of 4:1 by a combination of recourse loans from DLJ and preferred contributions to the ESC by DLJ which have a capped return equal to the prime rate plus 1 3/4%, each of which is repaid to DLJ upon realization of the applicable portfolio investment. The amount invested in the ESC by Mr. Chalsty in 1996 was $270,000. The loan made to Mr. Chalsty and preferred contributions made to the ESC by DLJ on behalf of Mr. Chalsty in 1996 were $669,126. As of December 31, 1996 the outstanding loan and preferred contributions with respect to Mr. Chalsty amounted to $1,241,182.

     Selected employees of DLJ are limited partners of DLJ Fund Investment Partners, L.P. ('FIP'), an investment vehicle organized to allow these employees to invest on a leveraged basis in funds and other investment vehicles sponsored by certain of DLJ's clients and potential clients and on a co-investment basis in transactions in which DLJ's clients also invest. Amounts invested by the limited partners are augmented in the ratio of 2:1 by preferred contributions to FIP by DLJ which have a capped return equal to the prime rate plus 1 3/4%. The amount committed to FIP by Mr. Chalsty is $2,000,000 and the outstanding preferred contributions made to FIP by DLJ on behalf of Mr. Chalsty at December 31, 1996 was $725,941.

     DLJ has purchased split-dollar life insurance policies on the lives of certain of its officers, including Mr. Chalsty, from Equitable Life at rates comparable to those paid at the time by unaffiliated third parties. The aggregate amount of premiums borne by DLJ in 1996 for the policy on Mr. Chalsty's life was approximately $174,000.

     Certain directors and executive officers of the Company during 1996 had investments or commitments to invest in six funds sponsored by subsidiaries of DLJ. Such investments or commitments have been made on the same basis as those made by investors not affiliated with DLJ or the Company. Messrs. Melone and Benson each committed to invest $1,000,000 in WSW 1996 Buyout Fund (the 'Buyout Fund'). Messrs. Bebear and Jarmain (acting through Jarmain Group Management

Corporation) committed to invest $2,000,000 and $1,500,000 respectively in WSW 1996 Buyout Fund II (the 'Buyout Fund II'). Messrs. de Castries and Chalsty committed to invest $100,000 and $1,000,000 respectively in WSW Special Buyout Fund L.P. (the 'Special Buyout Fund'). Messrs. Bebear, Melone and Benson each committed $250,000 to DLJ Millennium Partners, L.P. ('Millennium'). Messrs. Melone and Chalsty invested $250,000 and $2,000,000 respectively in WSW Hedge Fund, L.P. (the 'Hedge Fund'). Mr. Chalsty committed to invest $2,000,000 in WSW International Private Equity Fund, L.P. (the 'International Private Equity Fund'). Each of the Buyout Fund and Buyout Fund II is a limited partnership which makes investments in other investment funds, including DLJ Merchant Banking Partners II, L.P. ('DLJ MB II') and DLJ Real Estate Capital Partners, L.P. ('DLJ Real Estate'). Both DLJ MB II and DLJ Real Estate are managed by subsidiaries of DLJ. The general partner of Buyout Fund and Buyout Fund II is WSW Capital, Inc., a wholly-owned subsidiary of Wood, Struthers & Winthrop Management Corp., a wholly-owned subsidiary of DLJ. Millennium is a limited partnership of which DLJ Merchant Banking II, Inc., a wholly-owned subsidiary of DLJ, acts as general partner. Millennium invests on a side-by-side basis with DLJ MB II and with DLJ MB Overseas Partners II, C.V., an entity formed by DLJ and the partners in DLJ MB II in order to facilitate investments in foreign entities. The Special Buyout Fund is a limited partnership whose general partner is WSW Capital, Inc. It is also a 'fund of funds' and invests in the Buyout Fund and Buyout Fund II, among others. Each of the Hedge Fund and International Private Equity Fund is a limited partnership whose general partner is WSW Capital, Inc. Each is a 'fund of funds' which invests in other investment funds. None of the investments or commitments referred to above to any fund exceeds 2% of the total investments or commitments to such fund.

     Prior to joining Equitable Life as its Senior Executive Vice President on April 1, 1993, Mr. Benson was an officer and stockholder in a group of companies engaged in insurance brokerage and consulting then doing business as

Management Compensation Group, which name was changed in 1994 to Mullin Consulting, Inc. (together referred to as 'MC'). In connection with the termination of his affiliation with MC, Mr. Benson retained a right to receive from MC compensation based on revenues received by MC for services which it rendered prior to April 1993. A portion of such revenues relate to the sale of insurance policies issued by Equitable Life or its insurance company subsidiaries. During 1994, 1995, and 1996 MC received gross commissions (substantially all of which were renewal commissions) of $1,230,919, $1,301,837, and $1,183,153 respectively, related to life insurance products issued by Equitable Life or its insurance company subsidiaries which were sold to a number of purchasers. Pursuant to the foregoing arrangements, Mr. Benson was entitled to receive $268,611, $289,061, and $268,770 from MC for 1994, 1995, and 1996 respectively, with respect to such insurance products, including policies owned by Equitable Life on which it paid premiums and deposits for 1994, 1995, and 1996. Based on these arrangements, Mr. Benson expects to receive compensation from MC in 1997 and future years.

     Certain directors, officers and employees of the Company, AXA-UAP and certain of their subsidiaries maintain margin accounts with DLJSC. Margin account transactions for such directors, officers and employees are conducted by DLJSC in the ordinary course of business and are substantially on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectibility or present other unfavorable features. DLJSC also, from time to time and in the ordinary course of business, enters into transactions involving the purchase or sale of securities from or to such directors, officers and employees and members of their immediate families, as principal. Such transactions on a principal basis are effected on substantially the same terms as similar transactions with unaffiliated third parties. DLJSC offers its employees reduced commission rates.

     LeBoeuf, Lamb, Greene & MacRae, L.L.P. (of which Mr. Greene is a partner) and Paul, Weiss, Rifkind, Wharton & Garrison (of which Mr. Liman is a partner) have rendered legal services to the Company or its subsidiaries during 1996 and are expected to continue rendering such services to the Company or its subsidiaries in 1997.

     PROPOSAL 2. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     On November 21, 1996 the Board of Directors, on the recommendation of its Audit Committee, appointed Price Waterhouse LLP ('Price Waterhouse') independent accountants to audit and report on the consolidated financial statements of the Company for 1996. Price Waterhouse has audited and reported on the consolidated financial statements of the Company for 1994, 1995 and 1996.

     Although ratification of the appointment of Price Waterhouse by the shareholders is not required, the Board of Directors has determined that it is desirable to request ratification of such appointment. If ratification is not obtained, the Board of Directors will reconsider the appointment.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL.

     The Company understands that the Voting Trustees intend to vote all shares of Common Stock held in the Voting Trust in favor of this proposal. Therefore, it is expected that this proposal will be approved.

     The Company has been advised that representatives of Price Waterhouse will be present at the annual meeting. They will be afforded the opportunity to make a statement, should they desire to do so, and to respond to appropriate questions.

       PROPOSAL 3. APPROVAL OF THE SHORT-TERM INCENTIVE COMPENSATION PLAN
                              FOR SENIOR OFFICERS

INTRODUCTION

     At the annual meeting, shareholders will be asked to approve the amended and restated Short-Term Incentive Compensation Plan For Senior Officers (the 'Short-Term Plan'). Such approval by shareholders is one of several requirements under Section 162(m) of the Code for compensation payable pursuant to the Short-Term Plan to qualify for the performance based exemption to the limitation on the ability of the Company and its subsidiaries to deduct compensation in excess of $1 million to 'covered employees.' For a discussion of these limitations see 'EXECUTIVE COMPENSATION--Report of the Compensation Committees-- Deductibility of Certain Executive Compensation' in this Proxy Statement.

     The shareholders originally approved this plan in 1996. The purpose of the Short-Term Plan is to motivate executives to achieve specific annual goals that are of primary importance to the Company.

     The proposed amendment to this plan will (1) adjust the percentage of the Compensation Pools (discussed below) to reflect a greater weighting on insurance earnings in establishing the size of the Compensation Pools available for distribution to Participants and (2) revise the maximum percentages of the respective Compensation Pools which could be granted to certain 'covered employees' to more appropriately reflect the duties and responsibilities of such 'covered employees.'

     The following summary of the amended and restated Short-Term Plan is qualified in its entirety by reference to the complete text of the plan, which is attached to this Proxy Statement as Exhibit B. Capitalized terms not separately defined herein have the meanings set forth in the Short-Term Plan.

ADMINISTRATION OF THE PLAN

     The Short-Term Plan will be administered by the Committees. The Committees will determine, subject to the limitations contained in the Short-Term Plan, among other things, whether requisite Earnings Levels under the Short-Term Plan have been achieved, the size of the compensation pools to be distributed and the amount to be paid to each Participant.

PARTICIPANTS

     Those eligible to participate in the Short-Term Plan are individuals who hold, or during the relevant performance period held, the position of Chairman or Vice Chairman of the Board, President, Executive Vice President and Senior Vice President of the Company and officers of Equitable Life who are or were (1) designated as Principal Officers pursuant to provisions of the New York Insurance Law or (2) officers having the title of Senior Vice President or higher. Such Participants are expected to include all of the Company's 'covered employees.'

PAYMENTS UNDER THE SHORT-TERM PLAN


     Two Compensation Pools may be established under the Short-Term Plan for 1997 and each succeeding year. The EQ Compensation Pool will be an amount determined by the Committees up to 1% of the Company's consolidated earnings from continuing operations before Federal income taxes determined in conformity with generally accepted accounting principles and adjusted for the 'Pre-Tax Adjustments' (as defined below). The Insurance Compensation

Pool, the second pool, will be an amount determined by the Committees up to 6% of the Company's consolidated earnings from continuing operations before Federal income taxes (excluding earnings from the investment services segment) determined in conformity with generally accepted accounting principles and adjusted for the Pre-Tax Adjustments other than Pre-Tax Adjustments attributable to the investment services segment. For purposes of the foregoing, Pre-Tax Adjustments exclude the effect of charges for incentive compensation for Participants, non-DLJ capital gains and losses and related amortization of deferred acquisition costs and direct pass through amounts to participating contract holders and restructuring charges.

     Only Participants who are officers of Equitable Life will be eligible to participate in the Insurance Compensation Pool and will receive such amounts as are determined by the Committees. Likewise, only Participants who are officers of the Company shall be eligible to participate in the EQ Compensation Pool and will receive such amounts as are determined by the Committees. Participants who are both officers of the Company and of Equitable Life are eligible to participate in both Pools and will receive such amounts as the Committees may determine.

     The Committees have established for 1997, and will establish for each subsequent annual performance period, the Earnings Level which must be met for the EQ Compensation Pool, and a separate Earnings Level which must be met for the Insurance Compensation Pool, before any payments may be made from the respective Pools. The Committees have determined that the Earnings Levels established by them are confidential information, the disclosure of which would have an adverse effect on the Company. The maximum amount which may be paid to the Company's Chief Executive Officer is 12% of the maximum amount which could be credited to the Pools. The amount of the Pools which may be paid to each of the Participants who is a 'covered employee' as described in Section 163(m)(3)(B) of the Code shall be 10% in the case of such Participant receiving the highest amount of salary and bonus for the year in which payments under the Plan are deductible for Federal income tax purposes ('Taxable Year'), 8% in the case of such Participant receiving the second highest amount of salary and bonus for the Taxable Year, 7% in the case of such Participant receiving the third highest amount of salary and bonus for the Taxable Year and 6% in the case of such Participant receiving the fourth highest amount of salary and bonus for the Taxable Year. The maximum payments to the Chief Executive Officer and the other 'covered employees' may be reduced by the Committees.

     The dollar amounts which may be paid for 1997 or any subsequent year pursuant to the formula contained in the Short-Term Plan are not determinable at this time. Likewise, the 'covered employees' for 1997 and subsequent years cannot be determined at this time and will not necessarily be the same individuals who are the Company's named executive officers for 1996. Assuming the Company's results for 1997 were the same as for 1996, the maximum amount which could be distributed under the Short-Term Plan for 1997 would be $24.34 million, and the maximum amounts which could be paid to the Company's Chief Executive Officer and each of the other named executive officers for 1997 would be $2.92, $2.43, $1.95, $1.70 and $1.46 million, respectively. Since the Committees administering the Short-Term Plan may exercise their discretion to pay named executive officers less than the maximum amounts permitted by the Short-Term Plan, it is not possible to determine the amount that will be payable under such Plan for 1997. Thus the foregoing maximum amounts should not be taken as indicative of the amounts that will ultimately be paid.

EFFECT OF TERMINATION OF EMPLOYMENT

     In the event a Participant's employment is terminated by the Company or Equitable Life or terminates by reason of death, disability or retirement, the Committees, in their sole discretion, may authorize a payment under the Short-Term Plan, subject to the limitations contained in the Short-Term Plan.

OTHER INFORMATION

     The Plan may be amended, suspended, discontinued or terminated by action of the Committees and the Boards of Directors of the Company and Equitable Life, without approval or consent by the Company's shareholders. No Participant may transfer any interest under the Short-Term Plan except by will or the laws of descent and distribution.

VOTE REQUIRED FOR APPROVAL

     The affirmative vote of a majority of the shares represented in person or by proxy at the meeting is required to approve the Short-Term Plan. In the absence of such approval, no payments will be made under the Short-Term Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE SHORT-TERM
PLAN.

     The Company understands that the Voting Trustees intend to vote all shares of Common Stock held in the Voting Trust in favor of this proposal. Therefore, it is expected that this proposal will be approved.

       PROPOSAL 4. APPROVAL OF THE LONG-TERM INCENTIVE COMPENSATION PLAN
                              FOR SENIOR OFFICERS

INTRODUCTION

     At the annual meeting, shareholders will be asked to approve the amended and restated Long-Term Incentive Compensation Plan For Senior Officers (the 'Long-Term Plan'). Such approval by shareholders is one of several requirements under Section 162(m) of the Code if compensation payable pursuant to the Long-Term Plan is to qualify for the performance based exemption to the limitation on the ability of the Company and its subsidiaries to deduct compensation in excess of $1 million to 'covered employees.' For a discussion of these limitations see 'EXECUTIVE COMPENSATION--Report of the Compensation

Committees--Deductibility of Certain Executive Compensation' in this Proxy Statement.

     The shareholders originally approved this plan in 1996. The purpose of the Long-Term Plan is to attract and motivate key individuals by providing compensation based both on Equitable Life's performance in improving its profitability and total returns to shareholders and on individual performance. The proposed amendment to this plan will revise the maximum percentages of the Compensation Pool(s) which could be granted to certain 'covered employees' to more appropriately reflect the duties and responsibilities of such 'covered employees.'

     The following summary of the Long-Term Plan is qualified in its entirety by reference to the complete text of the plan, which is attached to this Proxy Statement as Exhibit C. Capitalized terms not separately defined herein have the meanings set forth in the Long-Term Plan.

ADMINISTRATION OF THE PLAN

     The Long-Term Plan will be administered by the Committees. The Committees will determine subject to the limitations contained in the Long-Term Plan, among other things, whether requisite Earnings Levels under the Long-Term Plan have been achieved, the size of the compensation pool to be distributed and the amount to be paid to each Participant.

PARTICIPANTS

     Those eligible to participate in the Long-Term Plan are individuals who hold, or during a performance period held, the position of Chairman or Vice Chairman of the Board, President, Executive Vice President and Senior Vice President of the Company and officers of Equitable Life who are or were (1) designated as Principal Officers pursuant to provisions of the New York Insurance Law or (2) an officer having the title of Senior Vice President or higher, or (3) a Vice President selected by the Committees upon the recommendation of the Chief Executive Officer of Equitable Life. Such Participants are expected to include all of the Company's 'covered employees.'

PAYMENTS UNDER THE LONG-TERM PLAN

     The Committees have established the Earnings Level for the Initial Performance Period, and will establish during the time prescribed by the regulations under section 162(m) of the Code Earnings Levels for each succeeding Performance Period. The Committees have determined that the Earnings Levels established by them are confidential information, the disclosure of which would have an adverse effect on the Company. These Earnings Levels must be met for the Initial Performance Period and each succeeding Performance Period before any payment can be made for such Performance Period. The Earnings Levels are based on Pre-Tax Insurance Adjusted Earnings, which are defined generally as the Company's consolidated earnings from continuing operations before Federal income taxes (excluding earnings from the investment services segment and related adjustments) determined in conformity with generally accepted accounting principles and adjusted to exclude the effect of incentive compensation charges, non-DLJ capital gains and losses and related amortization of deferred acquisition costs and direct pass through amounts to participating contract holders and restructuring charges.

     Performance Periods shall commence on the first day of each year and shall be for a period of three calendar years. Payments of awards for the Initial Performance Period shall be made early in 1998 and early in 1999. Thereafter, payments of awards for a Performance Period shall be made early in the year following the end of the Performance Period. If the Committees determine that the Earnings Level established by the Committees for a Performance Period has not been realized, no payments may be made under the Long-Term Plan with respect to such period.

     Except for the Initial Performance Period, if the Earnings Level as determined by the Committees is achieved, the Committees may set aside for awards up to 0.5% of the cumulative Pre-Tax Insurance Adjusted Earnings for the Performance Period. For the Initial Performance Period, if the Earnings Level set by the Committees is realized, the Committees may set aside for awards to Participants to be paid in 1998 up to 1% of the cumulative Pre-Tax Insurance Adjusted Earnings for the years 1996-1997 and for awards to be paid in 1999 up to the excess of 1% of Pre-Tax Insurance Adjusted Earnings for the years 1996-1998 over the amount paid in early 1998.

     The maximum amount which may be paid to the Company's Chief Executive Officer is 16% of the maximum amount which could be credited to the Compensation Pool(s) for a Performance Period. The maximum amount of the corresponding Pool(s) which may be paid to each of the 'covered employees' as described under section

162(m)(3)(B) of the Code for a Performance Period shall be 14% in the case of such Participant receiving the highest amount of salary and bonus for the year in which payments under the Plan are deductible for Federal income tax purposes ('Taxable Year'), 12% in the case of the Participant receiving the second highest amount of salary and bonus for such Taxable Year, 11% in the case of the Participant receiving the third highest amount of salary and bonus for such Taxable Year and 10% in the case of such Participant receiving the fourth highest amount of salary and bonus for such Taxable Year, subject in every case to the right of the Committees, in their sole discretion, to reduce any of the amounts to be so paid.

     The Committees have reserved the right, subject to the requirements of the New York Insurance Law, to pay all or a portion of a Participant's award in Common Stock of the Company. The price of the Company's Common Stock will be based on its closing price on the New York Stock Exchange Consolidated Tape for the date on which the Committees certify that the earnings goals have been achieved and determines the corresponding Compensation Pool. If the Common Stock is not traded on that date, the price will be determined on the next following day the stock is traded.

     The dollar amounts which may be paid for the Performance Periods under the Long-Term Plan pursuant to the formula contained in such Plan are not determinable at this time. Likewise, the 'covered employees' for the years in which payments under the Long-Term Plan are deductible for Federal income tax purposes cannot be determined at this time and will not necessarily be the same individuals who are the Company's named executive officers for 1996. Assuming that the Company's results for each of the years 1997, 1998 and 1999 were the same as for 1996, the maximum amount which could be distributed under the Long-Term Plan for the three-year Performance Period ending December 31, 1999 would be $4.52 million and the maximum amounts which could be paid to the Company's Chief Executive Officer and each of the other named executive officers for such Performance Period would be $723,000, $633,000, $542,000, $497,000 and
$452,000, respectively. Since the Committees administering the Long-Term Plan may exercise their discretion to pay to named executive officers less than the maximum amounts permitted by the Long-Term Plan, it is not possible to determine the amount that would be payable to particular individuals based on the above assumptions. Thus the foregoing maximum amounts should not be taken as indicative of the amounts that will ultimately be paid.

EFFECT OF TERMINATION OF EMPLOYMENT

     In the event a Participant's employment is terminated by the Company or Equitable Life or terminates by reason of death, disability or retirement, the Committees, in their sole discretion, may authorize a payment under the Long-Term Plan, subject to the limitations contained in the Long-Term Plan.

OTHER INFORMATION

     The Long-Term Plan may be amended, suspended, discontinued or terminated by action of the Committees and the Boards of Directors of the Company and Equitable Life, without approval or consent by the Company's shareholders. No Participant may transfer any interest under the Long-Term Plan except by will or the laws of descent and distribution.

VOTE REQUIRED FOR APPROVAL

     The affirmative vote of a majority of the shares represented in person or by proxy at the meeting is required to approve the Long-Term Plan. In the absence of such approval, no payments will be made under the Long-Term Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE LONG-TERM PLAN.

     The Company understands that the Voting Trustees intend to vote all shares of Common Stock held in the Voting Trust in favor of this proposal. Therefore, it is expected that this proposal will be approved.

                            PROPOSAL 5. APPROVAL OF
                      THE EQUITABLE COMPANIES INCORPORATED
                           1997 STOCK INCENTIVE PLAN

INTRODUCTION

     At the Annual Meeting, shareholders will be asked to approve The Equitable Companies Incorporated 1997 Stock Incentive Plan (the 'Plan'), which has been adopted by the Board of Directors of the Company. If approved by shareholders, the Plan will replace the 1991 Stock Incentive Plan (the 'Predecessor Plan').

     The purpose of the Plan is to foster and promote the long-term financial success of the Company and materially increase shareholder value by:

          (i) motivating superior performance by means of performance-related incentives;

          (ii) encouraging and providing for the acquisition of an ownership interest in the Company by Employees; and

          (iii) enabling the Company to attract and retain the services of an outstanding management team on whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

     The following summary of the Plan is qualified in its entirety by reference to the complete text of the Plan, which is attached to this Proxy Statement as Exhibit D. Capitalized terms not separately defined below have the meanings set forth in the Plan.

ADMINISTRATION OF THE PLAN

     The Stock Option Committee will administer the Plan and will determine which Employees will receive Awards and the terms and conditions of any Awards. The number of Employees who may receive Awards under the Plan will likely vary from year to year.

SHARES AVAILABLE FOR ISSUANCE

     The maximum number of shares of the Company's Common Shares that may be issued under the Plan is 5% of the number of shares of Stock outstanding on the date the Plan is approved by the Board, plus any shares which remain available for awards under the Predecessor Plan. The shares issued under the Plan may be unissued shares or treasury shares. If shares subject to any Award granted under the Plan or granted under the Predecessor Plan are cancelled, terminated or otherwise settled without the issuance of Stock, those shares will be available for future grants. If a merger, consolidation, recapitalization or similar corporate event occurs, the Committee may adjust the number of shares that may be issued under the Plan in the future and the number of shares and the exercise price, if applicable, under all outstanding grants to preserve or to prevent the enlargement of the benefits made available under the Plan.

GRANTS UNDER THE PLAN

     The Committee has the authority to grant the following type of awards under the Plan: (1) Nonstatutory and Incentive Stock Options; (2) Restricted Stock; and (3) stock in lieu of other cash compensation. Each of these awards may be granted alone, in conjunction with or in tandem with other awards under the Plan or cash awards outside the Plan.

     Stock Options.  The Committee may grant Employees Nonstatutory Stock

Options ('NSOs') and Incentive Stock Options ('ISOs'). These Options may contain any terms that the Committee determines, except that no Employee may be granted Options in any single calendar year for more than 500,000 Common Shares (subject to adjustment as described above). The exercise price of any Option will not be less than the Fair Market Value of the Stock on the date of grant. Payment of the option price may be made (i) in cash or its equivalent, (ii) by exchanging shares of Stock owned by the Employee (which are not the subject of any pledge or other security interest), (iii) through an arrangement with a broker approved by the Company whereby payment of the exercise price is accomplished with the proceeds of the sale of Stock or (iv) by any combination of the foregoing, provided that the combined value of all cash and cash equivalents paid and the Fair Market Value of any Stock tendered to the Company, valued as of the date of tender, is at least equal to the option price. Except to the extent provided in the immediately preceding sentence, the Company will receive no consideration with respect to the grant of any Option other than the performance of services by the recipient.

     The term and exercise schedule of each Option will be fixed by the Committee but no Option shall be exercisable for more than ten years from the date of grant.

     Restricted Stock Grants. The Committee may also award Employees Stock under a Restricted Stock grant. The grant will set forth a restriction period (including, without limitation, a specified period of time or a period related to the attainment of performance goals) during which the Restricted Stock granted will remain subject to forfeiture. The Employee can not dispose of the shares prior to the expiration of the restriction period. During this period, the Employee will generally have all the rights of a shareholder, including the right to vote the shares and receive dividends. Each certificate will bear a legend giving notice of the restrictions in the grant.

     Stock in Lieu of Cash. The Committee may grant Awards or Stock in lieu of all or a portion of an award otherwise payable in cash pursuant to any bonus or incentive compensation plan of the Company or any Affiliate. If shares are issued in lieu of cash, the number of shares of Stock to be issued shall be the greatest number of whole shares which has an aggregate Fair Market Value on the date the cash would otherwise have been payable pursuant to the terms of such other plan equal to or less than the amount of such cash.

     Change of Control Provisions. The Plan provides that, except as provided below, in the event of a 'Change in Control' (as defined in the Plan), the restrictions and deferral limitations applicable to outstanding Restricted Stock will lapse and the shares in question will fully vest and be immediately transferable or payable and each Option shall be, at the discretion of the Committee, either (i) canceled in exchange for cash in an amount equal to the excess of the highest price paid (or offered) per share of Stock (x) in conjunction with the transaction resulting in a Change in Control, or (y) on any of the 30 trading days immediately preceding the date of the Change in Control, if such Change in Control occurs solely by reason of a change in the composition of the Board over the exercise price for such Option, or (ii) fully exercisable regardless of the exercise schedule otherwise applicable to such Option. Notwithstanding the foregoing, if the Committee determines that the grantee of such award will receive a new award (or have his prior award honored) in a manner which preserves its value and eliminates the risk that the value of the award will be forfeited due to involuntary termination, no acceleration of exercisability or vesting, lapse of restriction or deferral limitations, or cash settlement will occur as a result of a Change in Control.

EFFECT ON AWARDS OF TERMINATION OF EMPLOYMENT

     In the event an Employee's employment is terminated by reason of normal or early Retirement with the Committee's consent, any Options held by the Employee which are unexercisable shall continue to vest as though the Employee had continued in employment. Any Options which had been exercisable at the Employee's Retirement or which subsequently becomes exercisable may thereafter be exercised in full for up to the earlier of the expiration of the term of the Option or five years (or any lesser period as the Committee shall determine at the time of grant) following the date of termination. In the event of an Employee's death, all Options held by the Employee shall be exercisable in full by the Employee's beneficiary or estate at any time prior to the earlier of the expiration of the term of the Option or the fifth anniversary of the Employee's death (all subject to the discretion of the Committee). Unless otherwise determined by the Committee, a pro rata portion of any Restricted Stock will become non-forfeitable, based on the portion of the Period of Restriction (as defined in the Plan) which expired prior to the Employee's death, or the satisfaction of the corresponding performance criteria during the relevant measurement period, including any interim period; provided, however, no Restricted Stock shall be distributed until the expiration of the Period of Restriction. In the event an Employee's employment is terminated for Cause, Options held by the employee will be canceled. In the event an Employee's employment is terminated for any reason other than those described above, any vested Options held by the employee will be exercisable for a period of 30 days, but in no event after the expiration of the term of the Option, and any Restricted Stock for which the Period of Restriction has not lapsed will be forfeited (unless otherwise determined by the Committee at time of grant).

EFFECT ON OTHER COMPENSATION PROGRAMS

     No Options will be granted under the Predecessor Plan following approval of the Plan by shareholders. Options outstanding under the Predecessor Plan will continue in effect. The Committee may amend these outstanding Options to provide the optionee any additional benefits that may be available under the terms of the Plan. If the amendment has an adverse effect on the optionee, the optionee would have to consent to the amendment.

OTHER INFORMATION

     Unless the Committee expressly permits transfers for the benefit of members of the Employee's immediate family or to a trust or similar vehicle for the benefit of such immediate family members, Awards under the Plan may not be transferred except by will or the laws of descent and distribution. The Board may terminate or suspend the Plan at any time, and from time to time may amend or modify the Plan, except that no amendment, modification, termination or suspension will adversely affect any vested Awards then outstanding under the

Plan without the consent of the participant. Unless terminated by action of the Board, the Plan will continue in effect through January 1, 2007, but Awards granted under the Plan on or prior to that date will continue in effect until they expire in accordance with their terms.

NEW PLAN BENEFITS

     The maximum number of shares an Employee can receive in any calendar year attributable to grants of Options cannot exceed 500,000 shares and the maximum number of Restricted Stock an Employee can receive in any calendar year is 100,000 shares. Since the Committee administering the Plan has not met and has discretion regarding the Award(s) it may make to an Employee, it is not possible to determine at this time the maximum Award(s) that may be payable to Executive Officers and other Employees.

FEDERAL INCOME TAX CONSEQUENCES

     Stock Options. Under currently applicable federal income tax law, an Employee will receive no taxable income upon the grant of a NSO or an ISO. When an Employee exercises a NSO, the excess of the fair market value of the shares on the date of exercise over the exercise price paid will be ordinary income to the Employee and his or her employer will be allowed a federal income tax deduction in the same amount. When an Employee exercises an ISO while employed or within three months after termination of employment (one year for disability), no income will be recognized upon exercise of the ISO. If the Employee holds shares acquired for at least one year after exercise and two years after the grant of the ISO, the excess of the amount realized upon disposition of the shares over the exercise price paid is treated as long-term capital gain for the Employee and the Employee's employer is not allowed a federal income tax deduction. A sale or other exchange of the underlying stock before the end of either of the required holding periods will be a 'disqualifying disposition' which will generally result in the Employee being taxed on the gain derived from an ISO as though it were a NSO and the Employee's employer will be allowed a federal income tax deduction.

     Restricted Stock. A participant receiving Restricted Stock generally will recognize ordinary income in the amount of the fair market value of the corresponding Stock at the time the stock is no longer subject to forfeiture, less any consideration paid for the stock. The Company will be entitled to a deduction at the same time and in the same amount. The holding period to determine whether the participant has long-term or short-term capital gain or loss on a subsequent sale generally begins when the restriction period expires, and the participant's tax basis for such shares will generally equal the fair market value of such shares on such date.

     However, a participant may elect, under Section 83(b) of the Internal Revenue Code, within 30 days of the grant of the stock, to recognize taxable ordinary income on the date of grant equal to the excess of the fair market value of the Restricted Stock (determined without regard to the restrictions) over the purchase price of the Restricted Stock. By reason of such an election, the participant's holding period will commence on the date of grant and the participant's tax basis will be equal to the fair market value of the shares on that date (determined without regard to restrictions). Likewise, the Company generally will be entitled to a deduction at that time in the amount that is taxable as ordinary income to the participant. If shares are forfeited after making such an election, the participant will be entitled to a deduction, refund, or loss for tax purposes only in an amount equal to the purchase price of the forfeited shares regardless of whether he made a Section 83(b) election.

VOTE REQUIRED FOR APPROVAL

     The affirmative vote of a majority of the shares represented in person or by proxy at the meeting is required to approve the Plan. In the absence of such approval, no grants will be made under the Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE PLAN.

     The Company understands that the Voting Trustees intend to vote all shares of Common Stock held in the Voting Trust in favor of this proposal. Therefore, it is expected that this proposal will be approved.

                           PROPOSAL 6. APPROVAL OF AN
  AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION CONCERNING
                       AMENDMENT OF THE COMPANY'S BY-LAWS

     The Board of Directors has approved and recommends that at the annual meeting shareholders approve an amendment (the 'Amendment') of the Company's Restated Certificate of Incorporation to remove certain limitations on the power of the Board of Directors to adopt, amend, alter or repeal By-Laws of the Company. The following summary of the Amendment is qualified in its entirety by reference to the terms of the Amendment set forth in Exhibit E to this proxy statement.

     Since the Company's demutualization and initial public offering of Common Stock in 1992, the Restated Certificate of Incorporation has provided that the Board of Directors has the power, without a vote of shareholders, to adopt, amend, alter or repeal By-Laws other than, among other things, certain specified By-Laws (the 'Governance By-Laws'). The Governance By-Laws deal generally with the following matters: (i) limitations on calling special meetings of shareholders; (ii) voting at shareholder meetings; (iii) advance notice requirements with regard to the nomination of Directors and with regard to business to be brought before annual meetings of shareholders; (iv) quorum and voting requirements for meetings of the Board of Directors; (v) notice and other provisions with respect to special meetings of the Board of Directors; and (vi) limitations on the powers which can be exercised by committees of the Board of Directors. The prohibition on the Board of Directors' power to amend the Governance By-Laws was included in the Restated Certificate of Incorporation pursuant to the overall agreement between the Company and AXA-UAP relating to its initial investment in the Company. However, such prohibition is not required to be included in the Restated Certificate of Incorporation by the General Corporation Law of the State of Delaware. The Board of Directors believes that the limitations described above on its power to amend the By-Laws are no longer advisable and that adoption of the Amendment will provide the Board greater flexibility in its operations, particularly with respect to the powers which may be exercised by committees of the Board. As proposed to be amended, the Company's Restated Certificate of Incorporation will permit the Board of Directors to adopt any By-Law, and to amend, alter or repeal the By-Laws of the Company except to the extent that the By-Laws, the Restated Certificate of Incorporation or the General Corporation Law of the State of Delaware otherwise provide. The amendment will not affect the power granted to shareholders to amend the By-Laws. Following adoption of the Amendment by shareholders, the Board of Directors intends to amend the By-Laws of the Company to remove outdated references to the Standstill and Registration Rights Agreement, dated as of July 18, 1991, as amended, among the Company, Equitable Life and AXA-UAP, and to permit committees of the Board of Directors to exercise all powers of the Board of Directors, except as otherwise provided by the General Corporation Law of the State of Delaware. The Board of Directors may also from time to time amend other Governance By-Laws.

VOTE REQUIRED FOR APPROVAL

     The affirmative vote of a majority of the Company's outstanding common stock is required to approve the Amendment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT.

     The Company understands that the Voting Trustees intend to vote all shares of Common Stock held in the Voting Trust in favor of this proposal. Therefore, it is expected that this proposal will be approved.

    PROPOSAL 7. APPROVAL OF POSSIBLE PURCHASES BY AXA-UAP AND ITS AFFILIATES
      FROM TIME TO TIME OF ALL OR A PORTION OF THE SHARES OF THE COMPANY'S COMMON STOCK TO BE SOLD BY THE EQUITABLE COMPANIES INCORPORATED STOCK TRUST

INTRODUCTION

     At the Annual Meeting shareholders will be asked to approve possible purchases by AXA-UAP and its affiliates from time to time of all or a portion of the shares of the Company's Common Stock to be sold by The Equitable Companies Incorporated Stock Trust ('SECT').

     The SECT was established by the Company in 1993 to provide a source of funding for a portion of the obligations arising under certain employee compensation and benefit programs of the Company's subsidiaries. Over the remaining twelve year term of the SECT, the SECT will make distributions to certain employee compensation and benefit programs, and the Company will receive payments from its subsidiaries in amounts equal to the SECT distributions. Funds will be obtained by the SECT from the conversion of shares of the Company's Series D Convertible Preferred Stock held by the SECT into Common Stock, followed by the sale of the Common Stock from time to time in private sales or pursuant to a registration statement filed by the Company with the Securities and Exchange Commission. The SECT holds 60,000 shares of Series D Convertible Preferred Stock, which, as of March 1, 1997, were convertible into 11,940,299 shares of Common Stock or approximately 6.0% of the Company's outstanding shares of Common Stock after giving effect to such conversion. The SECT Trust Agreement establishes certain minimum annual and maximum cumulative distributions through

September 30, 2011, when all of the shares held by the SECT are to have been distributed. At least 796,200 shares, or 1/12th of the shares of Common Stock held by the SECT, must be sold prior to October 1, 1997.

     AXA-UAP and its affiliates wish to be in a position, should they so desire, to be able to purchase all or a portion of the shares of the Company's Common Stock to be sold by the SECT from time to time. Such purchases would be made at prices based upon market prices for the Company's Common Stock on the New York Stock Exchange.

     Applicable rules of the New York Stock Exchange require that the purchase by AXA-UAP and its affiliates from the SECT of shares of Common Stock (or securities convertible into Common Stock) in excess of 1% of the Company's outstanding Common Stock must be approved by shareholders. AXA-UAP's and its affiliates' possible purchases from the SECT described above could exceed 1% of the Company's outstanding Common Stock. Accordingly, shareholder approval of these possible future purchases is required by the New York Stock Exchange.

     The Board of Directors believes that it is in the Company's best interest for AXA-UAP and its affiliates, without the need for future votes of shareholders pursuant to the rules of the New York Stock Exchange described above, to be able to purchase all or a portion of the shares of Common Stock to be sold by the SECT. Accordingly, the Board of Directors is presenting to the Company's shareholders this proposal to approve the right of AXA-UAP and its affiliates to purchase from time to time all or a portion of the shares of the Company's Common Stock to be sold by the SECT.

VOTE REQUIRED FOR APPROVAL

     The affirmative vote of a majority of the votes cast on this proposal, provided that the total vote cast on the proposal represents over 50% of all outstanding Common Stock of the Company, is required to approve the proposal. Abstentions from voting, including broker non-votes, are not treated as votes cast and will not affect the vote on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 7.

     The Company understands that the Voting Trustees intend to vote all shares of Common Stock held in the Voting Trust in favor of this proposal. Therefore, it is expected that this proposal will be approved.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the annual meeting. If any other matters are presented for action and come before the meeting, it is intended that the persons named as proxies on the proxy card will vote on such matters in accordance with their best judgment.

                            EXPENSES OF SOLICITATION


     The Company will bear the cost of soliciting proxies from its shareholders and will enlist the help of banks and brokerage houses in soliciting proxies from their customers. The Company will reimburse these institutions for out-of-pocket expenses. In addition to being solicited through the mails, proxies may also be solicited personally or by telephone by the directors, officers and employees of the Company or its subsidiaries. The Company has engaged Georgeson & Company, Inc. to assist in soliciting proxies for a fee of approximately $8,500 plus reasonable out-of-pocket expenses.

                      1998 ANNUAL MEETING OF SHAREHOLDERS

     The 1998 annual meeting of shareholders is scheduled to be held on Wednesday, May 20, 1998. The Board is empowered by the By-Laws of the Company to change the time of the meeting.

     Proposals of shareholders must be received by the Company no later than December 3, 1997 to be eligible for inclusion under the rules of the SEC in the Company's proxy materials for the 1998 annual meeting of shareholders and must comply with such rules.

     Under the Company's By-Laws, proposals of shareholders not included in the proxy materials may be presented at the 1998 annual meeting of shareholders only if the Company's Secretary has been notified of the nature of the proposal and is provided certain additional information at least sixty days but not more than ninety days prior to May 14, 1998, the first anniversary of the 1997 annual meeting of shareholders (subject to exceptions if the 1998 annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date), and the proposal is a proper one for shareholder action. These provisions do not affect the right of shareholders to make shareholder proposals for inclusion in proxy statements for the Company's annual meetings pursuant to the rules of the SEC.

     Shareholders wishing to suggest candidates to the Company's Organization and Compensation Committee for consideration as possible nominees as directors may submit names and biographical data to the Secretary of the Company.

     The Company's By-Laws also require that notice of nominations of persons for election to the Board of Directors, other than those made by or at the direction of the Board of Directors, must be received by the Secretary at least sixty days but not more than ninety days prior to May 14, 1998, the first anniversary of the 1997 annual meeting of shareholders (subject to exceptions if the 1998 annual meeting of shareholders is advanced by more than 30 days or delayed by more than 60 days from such anniversary date). The notice must present certain information concerning the nominees and the shareholders making the nominations. The Secretary must receive a statement of any nominee's consent to serve as a Director if elected.

     The provisions of the By-Laws described in the preceding paragraphs do not apply to any shareholder that beneficially owns shares representing at least 25% of the voting power of the Company's outstanding voting shares. Accordingly, AXA-UAP is not subject to such provisions.

                                        By Order of the Board of Directors

                                        /s/ Pauline Sherman

                                        Pauline Sherman, Vice President and
                                        Secretary

March 26, 1997

                                                                       EXHIBIT A

             BENEFICIAL OWNERSHIP OF COMMON STOCK BY THE AXA GROUP

     AXA-UAP, a French company, is the holding company for an international group of insurance and related financial services companies. AXA-UAP's insurance operations include activities in life insurance, property and casualty insurance and reinsurance. The insurance operations are diverse geographically with activities principally in Western Europe, North America, and the Asia/Pacific area. AXA-UAP is also engaged in asset management, investment banking, securities trading, brokerage, real estate and other financial services activities principally in the United States, as well as in Western Europe and the Asia/Pacific area.

     Based on information provided by AXA-UAP, on March 1, 1997, 22.5% of the issued ordinary shares (representing 33.0% of the voting power) of AXA-UAP were controlled directly and indirectly by Finaxa, a French holding company. As of March 1, 1997, 61.4% of the shares (representing 72.0% of the voting power) of Finaxa were owned by four French mutual insurance companies (the 'Mutuelles AXA') (one of which, AXA Assurances I.A.R.D. Mutuelle, owned 34.9% of the shares, representing 40.0% of the voting power), and 23.7% of the shares of Finaxa (representing 14.6% of the voting power) were owned by Banque Paribas, a French bank ('Paribas'). Including the ordinary shares owned by Finaxa, on March 1, 1997, the Mutuelles AXA directly or indirectly controlled 26.0% of the issued ordinary shares (representing 38.1% of the voting power) of AXA-UAP. Acting as a group, the Mutuelles AXA control AXA-UAP and Finaxa.

     In November 1996, AXA offered (the 'Exchange Offer') to acquire 100% of the ordinary shares ('UAP Shares') of FF 10 each of Compagnie UAP, a societe anonyme organized under the laws of France ('UAP'), in exchange for ordinary shares ('Shares') and Certificates of Guaranteed Value ('Certificates') of AXA. Each UAP shareholder that tendered UAP Shares in the Exchange Offer received two Shares and two Certificates for every five UAP Shares so tendered. On January 24, 1997, AXA acquired 91.37% of the outstanding UAP Shares. AXA-UAP currently intends to merge (the 'Merger') with UAP at some future date in 1997. It is anticipated that approximately 11,706,826 additional Shares will be issued in connection with the Merger to UAP shareholders who did not tender UAP Shares in the Exchange Offer. If the Merger had been completed at March 1, 1997, Finaxa would have beneficially owned (directly and indirectly) approximately 21.7% of the Shares (representing approximately 32.0% of the voting power), and the Mutuelles AXA would have controlled (directly or indirectly through their interest in Finaxa) 25.1% of the issued ordinary shares (representing 36.8% of the voting power) of AXA-UAP.

     On January 17, 1997, AXA announced its intention to redeem its outstanding 6% Bonds (the 'Bonds'). Between February 14, 1997 and May 14, 1997, holders of the Bonds will have the option to convert each Bond into 5.15 Shares. On May 15, 1997, each Bond still outstanding will be redeemed into cash at FF 1,285 plus FF
9.29 accrued interest. Finaxa currently owns 418,118 Bonds which it intends to convert into 2,153,308 Shares. Assuming all outstanding Bonds are converted into Shares and after giving effect to the Merger as if it had been completed at March 1, 1997, Finaxa would have beneficially owned (directly and indirectly) approximately 21.4% of the Shares (representing 31.3% of the voting power), and the Mutuelles AXA would have controlled (directly or indirectly through their interest in Finaxa) 24.7% of the issued ordinary shares (representing 36.0% of the voting power) of AXA-UAP.

     The Voting Trustees may be deemed to be beneficial owners of all shares of Common Stock beneficially owned by AXA-UAP and its subsidiaries. In addition, the Mutuelles AXA, as a group, and Finaxa may be deemed to be beneficial owners of all shares of Common Stock beneficially owned by AXA-UAP and its subsidiaries. By virtue of the provisions of the Voting Trust Agreement, AXA-UAP may be deemed to have shared voting power with respect to the shares of Common Stock in the Voting Trust and have the power to dispose or direct the disposition of all the shares of Common Stock deposited in the Voting Trust. By reason of their relationship with AXA-UAP, the Mutuelles AXA, as a group, and Finaxa may be deemed to share the power to vote or to direct the vote and to dispose or to direct the disposition of all the shares of Common Stock beneficially owned by AXA-UAP and its subsidiaries.

     The address of each of AXA-UAP and the Voting Trustees is 9 Place Vendome, 75001 Paris, France. The address of Finaxa is 23 avenue Matignon, 75008 Paris, France. The addresses of the Mutuelles AXA are as follows: The address of each of AXA Assurances I.A.R.D. Mutuelle and AXA Assurances Vie Mutuelle is 21 rue de Chateaudun, 75009 Paris, France; the address of Alpha Assurances Vie Mutuelle is Tour Franklin, 100/101 Terrasse Boildieu, Cedex 11, 92042 Paris La Defense, France; and the address of AXA Courtage Assurance Mutuelle is 26 rue Louis-le Grand, 75002 Paris, France. The address of Paribas is 3 Rue d'Antin, Paris, France.

                                                                       EXHIBIT B

                     SHORT-TERM INCENTIVE COMPENSATION PLAN
                              FOR SENIOR OFFICERS

  I.  INTRODUCTION

     1.1. Purpose. The purpose of this Plan is to motivate executives to achieve specific annual goals that are of primary importance to EQ and Equitable Life.

     1.2. Definitions.

     'Affiliate' means any firm, partnership or corporation that directly or indirectly through one or more intermediates, controls, is controlled by, or is under common control with another firm, partnership or corporation.

     'Boards' mean the respective Boards of Directors of Equitable Life and EQ, each as constituted from time to time.

     'Code' means the Internal Revenue Code of 1986, as amended.

     'Committees' mean the respective Organization and Compensation Committees of the Boards, each as constituted from time to time.

     'DLJ' means Donaldson, Lufkin & Jenrette, Inc. and its subsidiaries.

     'Earnings Level' means for each performance period (1) with respect to the EQ Compensation Pool, an amount of Pre-Tax EQ Adjusted Earnings equal to the pre-tax earnings threshold designated by the Committees and (2) with respect to the Insurance Compensation Pool, an amount of Pre-Tax Insurance Adjusted Earnings equal to the pre-tax earnings threshold designated by the Committees.

     'EQ' means The Equitable Companies Incorporated, a Delaware corporation, and any successor thereto.

     'EQ Compensation Pool' means the pool to which is credited an amount determined by the Committees up to a maximum determined by multiplying the Pre-Tax EQ Adjusted Earnings by 1%.

     'Equitable Life' means The Equitable Life Assurance Society of the United States, a New York stock life insurance company, and any successor thereto.

     'Insurance Compensation Pool' means the pool to which is credited an amount determined by the Committees up to a maximum determined by multiplying the Pre-Tax Insurance Adjusted Earnings by 6%.

     'Participant' means an individual who is or was during the performance period covered by this Plan a Chairman or Vice Chairman of the Board, President, Executive Vice President or Senior Vice President of EQ or an officer of Equitable Life who is or was (i) designated a principal officer, pursuant to the procedures set forth in Section 4230(a) of the New York Insurance Law, or (ii) any officer having a title of Senior Vice President or higher.


     'Plan' means the Short-Term Incentive Compensation Plan for Senior Officers, as in effect and as amended from time to time.

     'Pools' means both the EQ Compensation Pool and the Insurance Compensation Pool.

     'Pre-Tax Adjustments' shall mean such adjustments, based on EQ's accounting records, as are necessary to eliminate from the calculation of Pre-Tax Earnings and Pre-Tax Insurance Earnings the effect of:

          (i) all charges for any incentive compensation programs with respect to Participants under this Plan;

          (ii)  all non-DLJ capital gains and losses;

          (iii) any incremental change attributable to item (ii) in (a) the investment results directly passed through to participating contract holders and (b) the amortization of deferred acquisition costs; and

           (iv) restructuring charges.

     'Pre-Tax EQ Adjusted Earnings' for any year shall mean an amount equal to the sum of: (1) the consolidated earnings from continuing operations before Federal income taxes of EQ for such year determined in conformity with generally accepted accounting principles (the 'Pre-Tax Earnings'), and (2) the net amount of the Pre-Tax Adjustments.

     'Pre-Tax Insurance Adjusted Earnings' for any year shall mean an amount equal to: the sum of (1) (a) the Pre-Tax Earnings less (b) the amount of the earnings from continuing operations before Federal income taxes of the investment services segment included in the Pre-Tax Earnings, such difference being referred to as the Pre-Tax Insurance Earnings, and (2) the net amount of the Pre-Tax Adjustments other than Pre-Tax Adjustments attributable to the investment services segment.

 II.  ADMINISTRATION

     2.1. For purposes of complying with the requirements of Section 162(m) of the Code, the Committees, prior to the commencement of a performance period or such later date as may be permitted under such Section 162(m), will determine the amount to be paid to each of the 'covered employees' as defined in Section 162(m) of the Code subject to the Committees' right in their sole discretion to reduce or eliminate the amount to be paid to such individuals.

     2.2. The Committees shall determine each year, subject to the terms of the Plan, whether the Earnings Level under section 4.1 has been achieved, the aggregate size of the respective Pools and the payments to Participants in each Pool. To the extent required by Section 162(m) of the Code, the Committees shall certify that the performance goals and any other material terms of the Plan have been satisfied prior to any payment to 'covered employees' as defined in Section 162(m) of the Code.

     The administration and operation of the Plan shall be supervised by the Committees. The Committees may delegate responsibility for the day-to-day administration and operation of the Plan to such employees of Equitable Life as they shall designate from time to time. The Committees shall interpret and construe any and all provisions of the Plan and any determination made by the Committees, under the Plan, shall be final and conclusive. All accounting determinations shall be made using the accounting principles used by EQ in its consolidated financial statements and quarterly financial supplements prepared in accordance with generally accepted accounting principles. Neither the Boards, nor the Committees, nor any member of the Boards or the Committees, nor any employee of Equitable Life and EQ shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan (other than acts of willful misconduct) and the members of the Boards and the Committees and the employees of Equitable Life and EQ shall be entitled to indemnification and reimbursement by Equitable Life and EQ to the maximum extent permitted by law in respect of any claim, loss, damage or expense (including counsel's fees) arising from their acts, omissions and conduct in their official capacity with respect to the Plan.

III. ELIGIBILITY

     3.1. (a) Only Participants who are or were officers of Equitable Life shall be eligible to participate in the Insurance Compensation Pool.

          (b) Only Participants who are or were officers of EQ shall be eligible to participate in the EQ Compensation Pool.

          (c) Participants who are or were officers of both EQ and Equitable Life shall be eligible to participate in both Pools.

 IV. DETERMINATION OF COMPENSATION POOLS

     4.1. If the Earnings Level for the EQ Compensation Pool is achieved, the Committees may direct that an amount be set aside up to 1% of the Pre-Tax EQ Adjusted Earnings for the EQ Compensation Pool. If the Earnings Level for the Insurance Compensation Pool is achieved, the Committees may direct that an amount be set aside up to 6% of the Pre-Tax Insurance Adjusted Earnings for the Insurance Compensation Pool.

 V. PAYMENT

     5.1 General Rule. Except as otherwise provided hereunder, payment of amounts determined under this Plan shall be made to each Participant for any annual performance period as soon as practicable.

     5.2. Maximum Payment. The Committees will determine the amount to be paid to each of the 'covered employees' as defined in Section 162(m) of the Code subject to the Committees' right in their sole discretion to reduce or eliminate the amount to be paid to such Participants; provided that, to extent required by
Section 162(m) of the Code, the exercise of negative discretion by the Committee with respect to such 'covered employee' shall not increase the amounts payable from the Compensation Pools with respect to any other Participant. Notwithstanding the foregoing, in no event shall (i) a Participant who is described in Section 162(m)(3)(A) of Code with respect to the taxable year in which the amounts payable in respect of any performance period are deductible for Federal income tax purposes (the 'Taxable Year') receive payment under this Plan of an amount in excess of 12% of the maximum amount which could be credited to the Pools under Section 4.1 and (ii) the Participants described in Section 162(m)(3)(B) of the Code with respect to the Taxable Year receive payment under this Plan of an amount in excess of 10% in the case of such Participant receiving the highest amount of salary and bonus for the Taxable Year, 8% in the case of such Participant receiving the second highest amount of salary and bonus for the Taxable Year, 7% in the case of such Participant receiving the third highest amount of salary and bonus for the Taxable Year and 6% in the case of such Participant receiving the fourth highest amount of salary and bonus for the Taxable Year, of the maximum amount which could be credited to the Pools under
Section 4.1.

     5.3. Involuntary Termination, Death, Disability or Retirement. If a Participant's employment is terminated by Equitable Life or EQ or terminates by reason of his death, disability (as defined in Section 22(e)(3) of the Code, or any successor provision thereto) or retirement, the Committees, in their sole discretion, may authorize a payment, subject to the achievement of the Earnings Levels, at the time and subject to the maximum payment limits established under Article V.

 VI. GENERAL PROVISIONS

     6.1 Amendment and Termination. The Plan may at any time be amended, suspended, discontinued or terminated by action taken by the Boards and Committees without approval or consent by shareholders; provided, however, that no such amendment, suspension, discontinuance or termination shall adversely affect the rights of any Participant with respect to any payments which the Committees have determined shall be made prior to the effective date of such amendment, suspension, discontinuance or termination.

     6.2. Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payments which may be made following the Participant's death. Such designation may be changed or canceled at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committees and shall not be effective until received by the Committees. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant's spouse or, if no spouse survives the Participant, the Participant's estate. If a Participant designates more than one beneficiary, the interests of such beneficiaries shall be paid in equal shares, unless the Participant has designated otherwise.

     6.3 Miscellaneous.  (a) No Right of Payment or Continued
Employment. Nothing in this Plan shall be construed as conferring upon any Participant any right to payments under this Plan, or to continue in the employment of Equitable Life or any of its Affiliates.

     (b) No Limitation on Corporation Actions. Nothing contained in the Plan shall be construed to prevent Equitable Life or EQ from taking any corporate action which is deemed by either Equitable Life or EQ or any of their Affiliates to be appropriate or in their best interest, whether or not such action would have an adverse effect on the Plan or any awards made under the Plan. No employee, beneficiary or other person shall have any claim against Equitable Life or EQ or any of their Affiliates as a result of any such action.

     (c) Nonalienation of Benefits. Except as expressly provided herein, no Participant or beneficiary shall have the power or right to transfer (otherwise than by will or the laws of descent and distribution), alienate, or otherwise encumber the Participant's interest under the Plan. Equitable Life's or EQ's obligations under this Plan are not assignable or transferable except to (i) a corporation which acquires all or substantially all of Equitable Life's or EQ's assets or (ii) any corporation into which Equitable Life or EQ may be merged or consolidated. The provisions of the Plan shall inure to the benefit of each Participant and the Participant's beneficiaries, heirs, executors, administrators or successors in interest.

     (d) Withholding Taxes. Equitable Life and EQ may make such provisions and take such action as they may deem necessary or appropriate for the withholding of any taxes which Equitable Life or EQ are required by any law or regulation of any governmental authority, whether Federal, state or local, to withhold in connection with any awards under the Plan, including, but not limited to, the withholding of appropriate sums from any amount otherwise payable to the Participant (or his Beneficiary). Each Participant, however, shall be responsible for the payment of all individual tax liabilities relating to any such award.

     (e) Unfunded Status of Plan. The Plan is intended to constitute an 'unfunded' plan for incentive compensation for Participants. With respect to any payments not yet made to a Participant, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of Equitable Life or EQ.


     (f) Severability. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

     (g) Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of New York, without reference to the principles of conflict of law.

     (h) Headings. Headings are inserted in this Plan for convenience of reference only and are to be ignored in the construction of the provisions of the Plan.

                                                                       EXHIBIT C

                        LONG-TERM INCENTIVE COMPENSATION
                            PLAN FOR SENIOR OFFICERS

  I.  INTRODUCTION

     1.1. Purpose. The purpose of this Plan is to attract and motivate key individuals by providing compensation based both on Equitable Life's performance in improving its profitability and total returns to shareholders and on individual performance.

     1.2. Definitions.

     'Affiliate' means any firm, partnership or corporation that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with another firm, partnership or corporation.

     'Boards' mean the respective Boards of Directors of Equitable Life and EQ, each as constituted from time to time.

     'Code' means the Internal Revenue Code of 1986, as amended.

     'Committees' mean the respective Organization and Compensation Committees of the Boards, each as constituted from time to time.

     'Common Stock' means the common stock, par value $0.01 per share, of EQ.

     'Compensation Pool' means the amounts set aside for payments to Participants as determined under Sections 2.1 and 3.1.

     'DLJ' means Donaldson, Lufkin & Jenrette, Inc. and its subsidiaries.

     'Earnings Level' means the cumulative amount of Pre-Tax Insurance Adjusted Earnings for a Performance Period equal to 60% of the cumulative amount of pre-tax earnings goals for each of the years in such Performance Period designated by the Committees within 90 days of the commencement of such Performance Period (or such later time as may be permitted or such earlier time as may be required under Section 162(m) of the Code).

     'EQ' means The Equitable Companies Incorporated, a Delaware corporation, and any successor thereto.

     'Equitable Life' means The Equitable Life Assurance Society of the United States, a New York stock life insurance company, and any successor thereto.

     'Initial Performance Period' means the Performance Period commencing January 1, 1996 and ending December 31, 1998.

     'Interim Earnings Level' means the cumulative amount of Pre-Tax Insurance Adjusted Earnings for the first two years of the Initial Performance Period equal to 75% of the cumulative amount of pre-tax earnings goals for each of such years designated by the Committees within 90 days of the commencement of the Initial Performance Period.

     'Participant' means an individual who is or was during a performance period covered by this Plan a Chairman or Vice Chairman of the Board, President, Executive Vice President or Senior Vice President of EQ or an officer of

Equitable Life who is or was (i) designated a principal officer, pursuant to the procedures set forth in section 4230(a) of the New York Insurance Law, (ii) an officer having a title of Senior Vice President or higher, or (iii) a Vice President selected by the Committees upon the recommendation of the Chief Executive Officer of Equitable Life.

     'Performance Period' means each three calendar year period commencing on January 1, 1996 and each subsequent January 1.

     'Plan' means the Long-Term Incentive Compensation Plan for Senior Officers, as in effect and as amended from time to time.

     'Pre-Tax Insurance Adjusted Earnings' for any year shall mean an amount equal to: the sum of (1)(a) the consolidated earnings from continuing operations before Federal income taxes of EQ for such year determined in conformity with generally accepted accounting principles (the 'Pre-Tax Earnings') less (b) the amount of the earnings from continuing operations before Federal income taxes of the investment services segment included in the Pre-Tax Earnings, such difference being referred to as the 'Pre-Tax Insurance Earnings', and (2) the net amount of the Pre-Tax Adjustments other than Pre-Tax Adjustments attributable to the investment services segment.

     'Pre-Tax Adjustments' shall mean such adjustments, based on EQ's accounting records, as are necessary to eliminate from the calculation of Pre-Tax Insurance Earnings the effect of:

          (i)  all charges for incentive compensation programs;

          (ii)  all non-DLJ capital gains and losses;

          (iii) any incremental change attributable to item (ii) in (a) the investment results directly passed through to participating contract holders and (b) the amortization of deferred acquisition costs; and

           (iv) restructuring charges.

 II.  ADMINISTRATION

     2.1. Maximum Amount Payable to Covered Employees. For purposes of complying with the requirements of Section 162(m) of the Code, within 90 days of the commencement of each Performance Period (or such later time as may be permitted or such earlier times as may be required under Section 162(m) of the
Code) the Committees will determine the amount to be paid to each of the 'covered employees' as defined in Section 162(m) of the Code subject to the Committees' right in their sole discretion to reduce or eliminate the amount to be paid to such Participants; provided that, to the extent required by Section 162(m) of the Code, the exercise of negative discretion by the Committees with respect to such 'covered employee' shall not increase the amount payable from the Compensation Pool with respect to any other Participant. Notwithstanding the foregoing, in no event shall (i) a Participant who is described in Section 162(m)(3)(A) of the Code with respect to the taxable year in which the amounts payable in respect of a Performance Period are deductible for Federal income tax purposes (the 'Taxable Year') receive payment under this Plan in respect of such Performance Period of an amount in excess of 16% of the maximum amount which could be credited to the corresponding Compensation Pool under Section 3.1 and
(ii) the Participants described in Section 162(m)(3)(B) of the Code with respect to the Taxable Year (the 'Affected Participants') receive payment under this Plan in respect of a Performance Period of an amount in excess of 14% in the case of the Affected Participant receiving the highest amount of salary and bonus for the Taxable Year, 12% in the case of the Affected

Participant receiving the second highest amount of salary and bonus for the Taxable Year, 11% in the case of the Affected Participant receiving the third highest amount of salary and bonus for the Taxable Year and 10% in the case of the Affected Participant receiving the fourth highest amount of salary and bonus for the Taxable Year, of the maximum amount which could be credited to the corresponding Compensation Pool under Section 3.1.

     2.2. Determination of Pool Size and Actual Amounts Payable. In accordance with the terms of the Plan, the Committees shall determine whether the Earnings Level and Interim Earnings Level have been achieved, the aggregate size of the Compensation Pool for each Performance Period and the amounts payable to each Participant. To the extent required under Section 162(m) of the Code, the Committees shall certify that the performance goals and any other material terms of the Plan have been satisfied prior to any payment to 'covered employees' as defined in Section 162(m) of the Code.

     2.3. Administration. The administration and operation of the Plan shall be supervised by the Committees. The Committees may delegate responsibility for the day to day administration and operation of the Plan to such employees of Equitable Life as they may designate from time to time. The Committees shall interpret and construe any and all provisions of the Plan and any determination made by the Committees, under the Plan, shall be final and conclusive. All accounting determinations made with respect to a Performance Period shall be made using the accounting principles used by EQ in its consolidated financial statements and quarterly financial supplements prepared in accordance with generally accepted accounting principles. Neither the Boards, nor the Committees, nor any member of the Boards or the Committees, nor any employee of

Equitable Life or EQ shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan (other than acts of willful misconduct) and the members of the Boards and the Committees and the employees of Equitable Life and EQ shall be entitled to indemnification and reimbursement by Equitable Life and EQ, to the maximum extent permitted by law in respect of any claim, loss, damage or expense (including counsel's fees) arising from their acts, omissions and conduct in their official capacity with respect to the Plan.

III. DETERMINATION OF COMPENSATION POOL

     3.1. Establishment of Compensation Pool. If the Earnings Level or the Interim Earnings Level with respect to the applicable Performance Period is achieved, the Committees shall establish a Compensation Pool for such Performance Period and may allocate to such Compensation Pool up to a maximum amount equal to one-half of one percent (0.5%) of the cumulative Pre-Tax Insurance Adjusted Earnings for the three years in such Performance Period, provided that, with respect to the Initial Performance Period, the maximum amount that may be allocated by the Committees to the corresponding Compensation Pool for (i) 1996 and 1997 shall be one percent (1.0%) of cumulative Pre-Tax Insurance Adjusted Earnings for such years and (ii) the entire Initial Performance Period shall be the excess of one percent (1.0%) of cumulative Pre-Tax Insurance Adjusted Earnings for all years in such Performance Period over the amount allocated to the Compensation Pool in respect of 1996 and 1997.

     3.2 Payment. Amounts payable in respect of any Performance Period shall be paid as soon as practicable following the determination by the Committees of the amount payable for such Performance Period, except that, with respect to the Initial Performance Period, if the Committees determine that the Interim Earnings Level has been attained, the amount credited to the Compensation Pool for the Initial Performance Period in respect of 1996 and 1997 shall be payable to Participants as soon as practicable following December 31, 1997.

     3.3 Form of Payment. Unless payment to Participants in the form of Common Stock would violate New York State Insurance Law, the Committees shall have the right to cause all or any portion of the amount payable to a Participant to be paid in the form of Common Stock. The maximum number of shares of Common Stock issuable annually in respect of any Participant shall equal the greatest number of whole shares determined by dividing (i) the aggregate dollar amount determined by the Committees to be payable to such Participant from a Compensation Pool by (ii) the closing price of a share of Common Stock reported on the New York Stock Exchange Consolidated Tape for the date on which the Committees certify that the performance goals have been achieved and determine the amount payable to such Participant in respect of the corresponding Compensation Pool (or, if the Common Stock is not traded on such date, on the next following date on which the Common Stock is so traded).

     3.4 Termination of Employment. Except as provided in the next sentence, if a Participant's employment terminates prior to the end of a Performance Period (or, in the case of any amount payable in respect of achieving the Interim Earnings Level, prior to December 31, 1997) such Participant (and any person claiming in respect of such Participant) shall have no right to receive any payment in respect of the corresponding Compensation Pool. If a Participant's employment is terminated by Equitable Life or EQ or terminates by reason of his death, disability (as defined in Section 22(e)(3) of the Code, or any successor provision thereto) or retirement, the Committees, in their sole discretion, may authorize a payment to such Participant, subject to all the terms and conditions of the Plan.

 IV. GENERAL PROVISIONS

     4.1 Amendment and Termination. The Plan may at any time be amended, suspended, discontinued or terminated by action taken by the Boards and Committees without approval or consent by shareholders; provided, however, that no such amendment, suspension, discontinuance or termination shall adversely affect the rights of any Participant with respect to any payments which the Committees have determined shall be made prior to the effective date of such amendment, suspension, discontinuance or termination.

     4.2. Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payments which may be made following the Participant's death. Such designation may be changed or canceled at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committees and shall not be effective until received by the Committees. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant's spouse or, if no spouse survives the Participant, the Participant's estate. If a Participant designates more than one beneficiary, the interest of such beneficiaries shall be paid in equal shares, unless the Participant has designated otherwise.

     4.3 Miscellaneous.

     (a) No Right of Payment or Continued Employment. Nothing in this Plan shall be construed as conferring upon any Participant any right to payments under this Plan, or to continue in the employment of Equitable Life or any of its Affiliates.

     (b) No Limitation on Corporation Actions. Nothing contained in the Plan shall be construed to prevent Equitable Life or any of its Affiliates from taking any corporate action which is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any awards made under the Plan.

No employee, beneficiary or other person shall have any claim against Equitable Life or any of its Affiliates as a result of any such action.

     (c) Nonalienation of Benefits. Except as expressly provided herein, no Participant or beneficiary shall have the power or right to transfer (otherwise than by will or the laws of descent and distribution), alienate, or otherwise encumber the Participant's interest under the Plan. Equitable Life's obligations under this Plan are not assignable or transferable except to (i) a corporation which acquires all or substantially all of Equitable Life's assets or (ii) any corporation into which Equitable Life may be merged or consolidated. The provisions of the Plan shall inure to the benefit of each Participant and the Participant's beneficiaries, heirs, executors, administrators or successors in interest.

     (d) Withholding Taxes. Equitable Life may make such provisions and take such action as it may deem necessary or appropriate for the withholding of any taxes which Equitable Life is required by any law or regulation of any governmental authority, whether Federal, state or local, to withhold in connection with any awards under the Plan, including, but not limited to, the withholding of appropriate sums from any amount otherwise payable to the Participant (or his beneficiary). Each Participant, however, shall be responsible for the payment of all individual tax liabilities relating to any such award.

     (e) Unfunded Status of Plan. The Plan is intended to constitute an 'unfunded' plan for incentive compensation for Participants. With respect to any payments not yet made to a Participant, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of Equitable Life.

     (f) Severability. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

     (g) Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of New York, without reference to the principles of conflict of laws.

     (h) Headings. Headings are inserted in this Plan for convenience of reference only and are to be ignored in the construction of the provisions of the Plan.

                                                                       EXHIBIT D

                      THE EQUITABLE COMPANIES INCORPORATED
                           1997 STOCK INCENTIVE PLAN

                                   SECTION 1.
                                    PURPOSE

     1.1 The purpose of THE EQUITABLE COMPANIES INCORPORATED 1997 STOCK INCENTIVE PLAN (the 'Plan') is to foster and promote the long-term financial success of the Company and materially increase shareholder value by

     (a) motivating superior performance by means of performance-related incentives,

     (b) encouraging and providing for the acquisition of an ownership interest in the Company by Employees and

     (c) enabling the Company to attract and retain the services of an outstanding management team upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

                                   SECTION 2.
                                  DEFINITIONS

     2.1 Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

          (a) 'Act' means the Securities Exchange Act of 1934, as amended.

          (b) 'Affiliate' means (i) any corporation, partnership or other legal entity in which the Company or The Equitable, as the case may be, owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock of such corporation or of the capital interest or profits interest of such partnership or other legal entity, and (ii) AXA and each corporation, partnership or other legal entity in which AXA owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock of such corporation or of the capital interest or profits interest of such partnership or other legal entity.

          (c) 'Award' means any Option, share of Stock, or award of Restricted Stock or any combination thereof, including Awards combining two or more types of Awards in a single grant.

          (d) 'AXA' means AXA-UAP, a French holding company for an international group of insurance and related financial companies, together with its subsidiaries and controlled affiliates.

          (e) 'Board' means the Board of Directors of the Company.

          (f) 'Cause' means (i) the willful failure by the Participant (other than due to physical or mental illness) to perform substantially his duties as an employee of the Company, The Equitable or any Affiliate after reasonable notice to the Participant of such failure, (ii) the Participant's engaging in serious misconduct that is injurious to the

     Company, The Equitable or any Affiliate, (iii) the Participant's having been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony or (iv) the breach by the Participant of any written covenant or agreement with the Company, The Equitable or any Affiliate not to disclose any information pertaining to the Company, The Equitable or any Affiliate or not to compete or interfere with the Company, The Equitable or any Affiliate.

          (g) 'Change in Control' means the occurrence of any of the following events:

             (i) the members of the Board at the beginning of any consecutive twenty-four calendar month period (the 'Incumbent Directors') cease for any reason other than due to death to constitute at least a majority of the members of the Board, provided that any director whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such twenty-four calendar month period other than as a result of a proxy contest, or any agreement arising out of an actual or threatened proxy contest, shall be treated as an Incumbent Director; or

            (ii) any 'person,' including a 'group' (as such terms are used in Sections 13(d) and 14(d)(2) of the Act, but excluding the Company, The Equitable, any Affiliate, AXA or any employee benefit plan of the Company, The Equitable, any Affiliate) is or becomes the 'beneficial owner' (as defined in Rule 13(d)(3) under the Act), directly or indirectly, of securities of the Company representing the greater of (A) the percentage of the combined voting power of the Company's securities owned at such time by AXA immediately following such acquisition by such person or (B) 30% or more of the combined voting power of the Company's then outstanding securities; or

            (iii) the stockholders of the Company shall approve a definitive agreement (1) for the merger or other business combination of the Company with or into another corporation other than AXA, a majority of the directors of which were not directors of the Company immediately prior to the merger and in which the stockholders of the Company immediately prior to the effective date of such merger own a percentage of the voting power in such corporation that is less than one-half of the percentage of the voting power they owned in the Company immediately prior to such transaction or (2) for the sale or other disposition of all or substantially all of the assets of the Company to any other entity; or

             (iv) the purchase of Stock pursuant to any tender or exchange offer made by any 'person,' including a 'group' (as such terms are used in Sections 13(d) and 14(d)(2) of the Act), other than the Company, The Equitable, any Affiliate, or an employee benefit plan of the Company, The Equitable or any of its Affiliates, for 20% or more of the Stock of the Company.

Notwithstanding the foregoing, a 'Change in Control' shall not be deemed to occur in the event the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code.

     (h) 'Change in Control Price' means the highest price per share of Stock offered in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of a change in the composition of the Board, the highest Fair Market Value of the Stock on any of the 30 trading days immediately preceding the date on which a Change in Control occurs.

     (i) 'Code' means the Internal Revenue Code of 1986, as amended.

     (j) 'Committee' means the Stock Option Committee of the Board, which shall consist of two or more members, each of whom shall be a 'Non-Employee Director' within the meaning of Rule 16b-3, as promulgated under the Act.

     (k) 'Company' means THE EQUITABLE COMPANIES INCORPORATED, a Delaware corporation, and any successor thereto.

     (l) 'Dividend Equivalents' shall have the meaning set forth in Section 6.4.

     (m) 'Employee' means any employee of the Company, The Equitable or any Affiliate.

     (n) 'Executive Officer' means those persons who are officers of the Company within the meaning of Rule 16a-1(f) of the Act.

     (o) 'Fair Market Value' means, on any date, the closing price of the Stock as reported by the consolidated tape of the New York Stock Exchange (or on such other recognized quotation system on which the trading prices of the Stock are quoted at the relevant time) on such date. In the event that there are no Stock transactions reported on such tape (or such other system) on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Stock transactions were so reported.

     (p) 'Option' means the right to purchase Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an 'Incentive Stock Option' (ISO) within the meaning of Section 422 of the Code or (ii) a 'Nonstatutory Stock Option' (NSO). Unless the Committee shall otherwise specify at the time of grant, any Option granted hereunder shall be a Nonstatutory Stock Option.

     (q) 'Participant' means any Employee designated by the Committee to receive an Award under the Plan.

     (r) 'Performance Criteria' mean the performance objectives established by the Committee with respect to the vesting of any Restricted Stock or the grant of any Restricted Stock pursuant to a program for Executive Officers as described in Section 6.1, which objectives shall relate to at least one of the following criteria, which may be determined solely by reference to the performance of the Company, The Equitable or any Affiliate or based on comparative performance relative to other companies: (i) total return to shareholders, (ii) return on equity, (iii) earnings, whether before or after taxes, (iv) stock price appreciation, (v) return on capital or (vi) increases in surplus.

     (s) 'Period of Restriction' means the period during which a Restricted Stock award is subject to forfeiture.

     (t) 'Predecessor Plan' means the Company's 1991 Stock Incentive Plan.

     (u) 'Restricted Stock' means an award of Stock or a contractual right to receive Stock made pursuant to Section 6 that is forfeitable by the Participant until the completion of a specified period of future service, the achievement of pre-established performance objectives or until otherwise determined by the Committee or in accordance with the terms of the Plan.

     (v) 'Retirement' means termination of a Participant's employment on or after the normal retirement date or, with the Committee's approval, on or after any early retirement date established under any retirement plan maintained by the Company, The Equitable or any Affiliate in which the Participant participates.

     (w) 'Stock' means the common stock of the Company, par value $0.01 per share.

     (x) 'The Equitable' means The Equitable Life Assurance Society of the United States.

     2.2 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

                                   SECTION 3.
                            POWERS OF THE COMMITTEE

     3.1 Power to Grant. The Committee shall determine the Participants to whom Awards shall be granted, the type or types of Awards to be granted and the terms and conditions of any and all such Awards. The Committee may establish different terms and conditions for different types of Awards, for different Participants receiving the same type of Award and for the same Participant for each Award such Participant may receive, whether or not granted at different times.

     3.2 Administration. The Committee shall be responsible for the administration of the Plan, including, without limitation, determining which Employees receive Awards, what kind of Awards are made under the Plan and for what number of shares, and the other terms and conditions of each such Award. The Committee shall have the responsibility of construing and interpreting the Plan and of establishing and amending such rules and regulations as it may deem necessary or desirable for the proper administration of the Plan. Any decision or action taken or to be taken by the Committee, arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, shall, to the maximum extent permitted by applicable law, be within its absolute discretion (except as otherwise specifically provided herein) and shall be conclusive and binding upon the Company, all Participants and any person claiming under or through any Participant.

                                   SECTION 4.
                             STOCK SUBJECT TO PLAN

     4.1 Number. Subject to the provisions of Section 5.3, the number of shares of Stock subject to Awards under the Plan may not exceed five percent (5%) of the number of shares of Stock outstanding on the date this Plan is approved by the Board, plus any shares which remain available for awards under the Predecessor Plan or which, after the effective date of the Plan, become available for Awards under this Plan in accordance with Section 4.2 below. Without limiting the generality of the foregoing, whenever shares are received by the Company in connection with the exercise of or payment for any Award granted under the Plan or any Option granted under the Predecessor Plan only the net number of shares actually issued shall be counted against the foregoing limit. Notwithstanding the foregoing, but subject to the provisions of Section 4.3, in no event shall the number of shares of Stock issued under the Plan with respect to awards of Restricted Stock exceed twenty percent (20%) of the total number of shares of Stock authorized for issuance hereunder. The shares to be delivered under the Plan may consist, in whole or in part, of treasury Stock or authorized but unissued Stock not reserved for any other purpose.

     4.2 Canceled, Terminated, or Forfeited Awards. Any shares of Stock subject to any Award granted hereunder or any option granted under the Predecessor Plan which for any reason is canceled, terminated or otherwise settled without the issuance of any Stock after the effective date of this Plan shall be available for further Awards under the Plan.


     4.3 Adjustment in Capitalization. In the event of any Stock dividend or Stock split, recapitalization (including, without limitation, the payment of an extraordinary cash dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares, or other similar corporate change or other similar event that affects the Stock such that an adjustment is required to preserve, or to prevent enlargement of, the benefits or potential benefits made available under this Plan, then the Committee shall, in such manner as the Committee shall deem equitable, adjust any or all of (i) the number and kind of shares which thereafter may be awarded or optioned and sold under the Plan (including, without limitation, adjusting the limits on the number and types of certain Awards that may be made under the Plan), (ii) the number and kinds of shares subject to outstanding Options and other Awards and
(iii) the grant, exercise or conversion price with respect to any of the foregoing. Additionally, the Committee may make provisions for a cash payment to a Participant or a person who has an outstanding Option or other Award. However, the number of shares subject to any Option or other Award shall always be a whole number.

                                   SECTION 5.
                                 STOCK OPTIONS

     5.1 Grant of Options. Options may be granted to Participants at such time or times as shall be determined by the Committee. Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonstatutory Stock Options, provided that no Incentive Stock Option shall be granted to any Employee who is not eligible to receive such an Option under Section 422 of the Code and the regulations thereunder. The Committee shall have complete discretion in determining the number of Options, if any, to be granted to a Participant; provided that, in no event, shall the Committee grant any Participant Options in any single calendar year for more than 500,000 shares of Stock, as such number may be adjusted pursuant to Section 4.3. Without limiting the foregoing, the Committee may grant Options containing provisions for the issuance to the Participant, upon exercise of such Option and payment of the exercise price therefor with previously owned shares of Stock, of an additional Option for the number of shares so delivered. Each Option shall be evidenced by an Option agreement that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Stock to which the Option pertains, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine.

     5.2 Option Price. Nonstatutory Stock Options and Incentive Stock Options granted pursuant to the Plan shall have an exercise price which is not less than the Fair Market Value of a share of Stock on the date the Option is granted.

     5.3 Exercise of Options. Options awarded under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions including the performance of a minimum period of service or the satisfaction of performance goals, as the Committee may impose, either at or after the time of grant of such Options; provided that no Option shall be exercisable for more than 10 years after the date on which it is granted.


     5.4 Payment. The Committee shall establish procedures governing the exercise of Options. No shares shall be delivered pursuant to any exercise of an Option unless arrangements satisfactory to the Committee have been made to assure full payment of the option price therefor. Without limiting the generality of the foregoing, payment of the option price may be made (i) in cash or its equivalent, (ii) by exchanging shares of Stock owned by the optionee (which are not the subject of any pledge or other security interest), (iii) through an arrangement with a broker approved by the Company whereby payment of the exercise price is accomplished with the proceeds of the sale of Stock or
(iv) by any combination of the foregoing, provided that the combined value of all cash and cash equivalents paid and the Fair Market Value of any such Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such option price.

     5.5 Termination of Employment Due to Retirement. Unless otherwise determined by the Committee at the time of grant, in the event a Participant's employment terminates by reason of Retirement, the Participant shall be treated as though he continued in the employ of the Company for purposes of determining the extent to which the Participant may exercise any portion of such Options which is not exercisable at the date of such Retirement. Any Options granted to such Participant which are exercisable at the date of his Retirement or that thereafter become exercisable by reason of the operation of the immediately preceding sentence may be exercised at any time prior to the earlier of the expiration of the term of the Options or within five (5) years (or such shorter period as the Committee shall determine at the time of grant) following the Participant's termination of employment. Notwithstanding the foregoing, in the event that a Participant who terminates employment by reason of Retirement shall
(i) induce any Participant to leave the employ of the Company, The Equitable or any of their Affiliates, (ii) solicit the employment of any Participant on his own behalf or on behalf of any other business enterprise; (iii) use for his personal benefit, or disclose, communicate or divulge to, or use for any person other than the Company, The Equitable or any of their Affiliates, any confidential information that had been made known to Participant or learned or acquired by Participant while in the employ of Company, The Equitable or their Affiliates, unless such information has become public other than by the Participant's actions or such disclosure is compelled under a subpoena from a court or administrative body having jurisdiction in the matter; or (iv) otherwise act in a manner that is substantially detrimental to the business or reputation of the Company, The Equitable or any of the Affiliates, all Options granted to such Participant which are then still outstanding shall be immediately forfeited (whether or not then otherwise exercisable) and the Company shall not be obligated to honor any purported exercise of any such Option that has not been effected, regardless of whether payment has been tendered prior to the occurrence of any such act or the time at which the Company has knowledge thereof.

     5.6 Termination of Emplovment Due to Death. Unless otherwise determined by the Committee at the time of grant, in the event a Participant's employment terminates by reason of death, all Options then held by such Participant (whether or not then otherwise exercisable) shall be exercisable in full and the Participant's designated beneficiary (or if none is named, the person identified in accordance with Section 10.2) may exercise all such Options at any time prior to the earlier of the expiration date of the term of the Options or the fifth anniversary (or for such a shorter period as the Committee shall determine at the time of grant) of the Participant's death.

     5.7 Termination of Employment for Any Other Reason. Unless otherwise determined by the Committee at or after the time of grant, in the event the employment of the Participant shall terminate for any reason other than one described in Section 5.5 or 5.6, any Options granted to such Participant which are exercisable at the date of the Participant's termination of employment shall be exercisable at any time prior to the earlier of the expiration of the term of the Options or the thirtieth day following the Participant's termination of employment; provided that, if a Participant's employment is terminated for Cause, all Options granted to such Participant which are then outstanding shall be immediately forfeited (whether or not then exercisable).

     5.8 Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code.

     5.9 Buyout. The Committee may at any time offer to buy out an Option previously granted for a payment in cash, based on such terms and conditions as the Committee shall establish and communicate to the optionee at the time that such offer is made.

                                   SECTION 6.
                                RESTRICTED STOCK

     6.1 Grant of Restricted Stock. The Committee may grant Restricted Stock to Participants at such times and in such amounts, and subject to such other terms and conditions not inconsistent with the Plan as it shall determine; provided that in no event shall any Participant be awarded Restricted Stock in any single calendar year that either vests upon the attainment of performance objectives or is granted upon the attainment of performance objectives and that relates to more than 100,000 shares of Stock (determined without regard to Section 6.4). The Committee may establish a program pursuant to which one or more Executive Officers shall be granted Restricted Stock based on the completion of a period of future services, so long as the grant is based solely upon the attainment, in whole or in part, of such Performance Criteria as the Committee shall specify. The Committee shall require that the stock certificates evidencing any Restricted Stock be held in the custody of the Secretary of the Company until the Period of Restriction lapses, and that, as a condition of any Restricted Stock award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award. Each grant of Restricted Stock shall be evidenced by a written agreement setting forth the terms of such Award.

     6.2 Restrictions on Transferability. Except as provided in Section 10.1, no Restricted Stock may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the lapse of the Period of Restriction.


     6.3 Rights as a Shareholder. Unless otherwise determined by the Committee at the time of grant, Participants holding shares of stock related to any Restricted Stock granted hereunder may exercise full voting rights and other rights as a shareholder with respect to those shares during the Period of Restriction. Participants awarded Restricted

Stock that does not require the current issuance of Stock shall have no rights as a shareholder unless and until Stock is actually issued in connection therewith.

     6.4 Dividends and Other Distributions. Unless otherwise determined by the Committee at the time of grant, Participants holding outstanding shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to those shares, provided that if any such dividends or distributions are paid in shares of Stock, such shares shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the Restricted Stock with respect to which they were paid. The Committee will determine whether and to what extent to credit to the account of, or to pay currently to, a recipient of a Restricted Stock that does not involve the current issuance of Stock, an amount equal to any dividends paid by the Company during the Period of Restriction with respect to the corresponding number of shares of Stock ('Dividend Equivalents'). To the extent provided by the Committee at or after the date of grant, any Dividend Equivalents with respect to cash dividends on the Stock credited to a Participant's account shall be deemed to have been invested in shares of Stock on the record date established for the related dividend and, accordingly, the number of shares of Stock corresponding to the Restricted Stock shall be deemed increased by the greatest whole number which may be obtained by dividing (x) the value of such Dividend Equivalents on the record date by (y) the Fair Market Value of a share of Stock on such date. Any additional shares credited in respect of Dividend Equivalents shall become vested and nonforfeitable, if at all, on the same terms and conditions as are applicable in respect of the Restricted Stock with respect to which such Dividend Equivalents were payable.

     6.5 Termination of Employment Due to Retirement or Death. Unless otherwise determined by the Committee at the time of grant, in the event a Participant's employment terminates by reason of Retirement or death, a pro rata portion of any shares related to a Restricted Stock held by such Participant shall become non-forfeitable, based upon that portion of the Period of Restriction which expired prior to the Participant's Retirement or death and, where vesting of such an Award is otherwise contingent on the achievement of performance objectives, the extent to which such performance objectives are achieved, provided that, unless the Committee otherwise determines, such pro rata portion of any outstanding shares of Stock related to such Restricted Stock shall not be transferable and payment in respect of such pro rata portion of any Restricted Stock payable in the future shall not be made until the expiration of the Period of Restriction.

     6.6 Termination of Employment for Any Other Reason. Unless otherwise determined by the Committee at or after the time of grant, in the event the employment of the Participant shall terminate for any reason other than one described in Section 6.5, any Restricted Stock awarded to such Participant as to which the Period of Restriction has not lapsed shall be forfeited.

     6.7 Interpretation.  Notwithstanding anything else contained in this
Section 6 to the contrary, if, at the grant date, any Restricted Stock that is granted or that vests on the basis of the achievement of Performance Criteria is intended to be other performance based compensation within the Section 162(m)(4)(C) of the Code, then to the extent required to so qualify any Award thereunder, the Committee shall not be entitled to exercise any discretion otherwise authorized under the Plan with respect to such Award if the ability to exercise such discretion (as opposed to the exercise of such discretion) would cause such award to fail to so qualify as other performance based compensation.

                                   SECTION 7.
                             STOCK IN LIEU OF CASH

     The Committee may grant shares of Stock in lieu of all or a portion of an award otherwise payable in cash pursuant to any bonus or incentive compensation plan of the Company or any Affiliate. If shares are issued in lieu of cash, the number of shares of Stock to be issued shall be the greatest number of whole shares which has an aggregate Fair Market Value on the date the cash would otherwise have been payable pursuant to the terms of such other plan which does not exceed the amount of such cash, which can be issued on a current or a deferred basis. The Committee may impose such terms and conditions on the issuance of such shares of Stock as it deems necessary or appropriate, including, without limitation, the requirement that such shares not be transferred for a fixed period or until the occurrence of a stated event, the condition that such shares will be forfeited if the recipient fails to satisfy a minimum period of post issuance service or if certain performance conditions fail to be achieved, or the requirement that some of all of such shares be issued on a deferred basis. Notwithstanding anything else in the Plan to the contrary, any shares of Stock issued under this Section 7 in lieu of any cash payment shall not be counted as a Restricted Stock award for purposes of the limitations contained in Section 6.1 hereof; provided that any Award made in combination with an issuance of shares of Stock hereunder that relates to an amount in excess of the amount of cash otherwise payable shall be counted as against any limit which is otherwise applicable to such additional Award.

                                   SECTION 8.
                               CHANGE IN CONTROL

     8.1 Accelerated Vesting and Payment.  Subject to the provisions of Section
8.2 below, in the event of a Change in Control, each Option shall, at the discretion of the Committee, either be canceled in exchange for a payment in cash of an amount equal to the excess, if any, of the Change in Control Price over the exercise price for such Option, or be fully exercisable regardless of the exercise schedule otherwise applicable to such Option and all Restricted Stock shall become nonforfeitable and be immediately transferable or payable, as the case may be.

     8.2 Alternative Awards. Notwithstanding Section 8.1, no cancellation, acceleration of exercisability, vesting, cash settlement or other payment shall occur with respect to any Award or any class of Awards if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that such Award or Awards shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an 'Alternative Award'), by a Participant's employer (or the parent or an Affiliate of such employer) immediately following the Change in Control, provided that any such Alternative Award must:

          (i) be based on stock which is traded on an established securities market, or which will be so traded within 60 days of the Change in Control;

         (ii) provide such Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

         (iii) have substantially equivalent economic value to such Award (determined at the time of the Change in Control);

          (iv) have terms and conditions which provide that in the event that the Participant's employment is involuntarily terminated or constructively terminated, any conditions on a Participant's rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be.

For this purpose, a constructive termination shall mean a termination by a Participant following a material reduction in the Participant's base salary or a Participant's incentive compensation opportunity or a material reduction in the Participant's responsibilities, in either case without the Participant's written consent.

                                   SECTION 9.
                AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

     The Board at any time may terminate or suspend the Plan, and from time to time may amend or modify the Plan, except that no amendment, modification, or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the Participant.

                                  SECTION 10.
                            MISCELLANEOUS PROVISIONS

     10.1 Nontransferability Awards. Unless the Committee shall permit (on such terms and conditions as it shall establish) an Award to be transferred to a member of the Participant's immediate family or to a trust or similar vehicle for the benefit of such immediate family members (collectively, the 'Permitted Transferees'), no Award shall be assignable or transferable except by will or the laws of descent and distribution, and except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or, if applicable, the Permitted Transferees. The rights of a Permitted Transferee shall be limited to the rights conveyed to such Transferee, who shall be subject to and bound by the terms of the agreement or agreements between the Participant and the Company.

     10.2 Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to or exercised by the Participant's surviving spouse, if any, or otherwise to or by his estate.

     10.3 No Guarantee of Employment or Participation. Nothing in the Plan shall interfere with or limit in any way the right of the Company, The Equitable or any Affiliate to terminate any Participant's employment at any time, nor to confer upon any Participant any right to continue in the employ of the Company, The Equitable or any Affiliate. No Employee shall have a right to be selected as a Participant, or, having been so selected, to receive any future Awards.

     10.4 Tax Withholding. The Company shall have the right to deduct from all amounts paid to a Participant in cash (whether under this Plan or otherwise) any taxes required by law to be withheld in respect of Awards under this Plan. In the case of any Award satisfied in the form of Stock, no shares shall be issued unless and until arrangements satisfactory to the Committee shall have been made to satisfy any withholding tax obligations applicable with respect to such Award. Without limiting the generality of the foregoing, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Participants to elect to tender, Stock (including Stock issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld.

     10.5 Compliance with Legal and Exchange Requirements. The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan, shall be subject to all applicable Federal and State laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the granting and exercising of Awards, the issuance or delivery of Stock under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Stock or other required action under any Federal or State law, rule, or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Stock in violation of any such laws, rules, or regulations; and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards, and neither the Company nor its directors or officers shall have any obligation or liability to the Participant with respect to any Award (or Stock issuable thereunder) that shall lapse because of such postponement.

     10.6 Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

     10.7 Legend. To the extent any stock certificate is issued to a Participant in respect of shares of Restricted Stock prior to the expiration of the Period of Restriction, such certificate shall be registered in the name of the Participant and shall bear the following (or similar) legend:

          'The shares of stock represented by this certificate are subject to the terms and conditions contained in The Equitable Companies Incorporated 1997 Stock Incentive Plan and the Award Agreement, effective January 1, 1997, between the Company and the Participant, and may not be sold, pledged, transferred, assigned, hypothecated or otherwise encumbered in any manner (except as provided in Section 10.1 of the Plan or in such Award Agreement) until ____________.'

Upon the lapse of the Period of Restriction with respect to such Restricted Stock, the Company shall issue or have issued in exchange for those certificates previously issued new share certificates without the legend described herein in respect of any shares that have become vested.

     10.8 Effective Date. Subject to the approval of the shareholders of the Company, the Plan shall be effective on January 1, 1997. No awards may be granted under the Plan after January 1, 2007. Upon shareholder approval of the Plan, no further awards may be made under the Predecessor Plan. Subject to shareholder approval of the Plan, if the Committee so determines and the holder thereof shall consent to any amendment to any outstanding Option that has an adverse effect on such holder's rights thereunder, the provisions of the Plan relating to Options shall apply to, and govern, existing Option grants under the Predecessor Plan and such Options shall be amended to provide such holder with such additional benefits.

     10.9 No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner which is not expressly authorized under the Plan.

     10.10 Deferrals. The Committee may postpone the exercising of Awards, the issuance or delivery of Stock under any Award or any action permitted under the Plan to prevent the Company, The Equitable or any Affiliate from being denied a Federal income tax deduction with respect to any Award other than an Incentive Stock Option.

     10.11 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

     10.12 No Impact On Benefits. Except as may otherwise be specifically stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating an Employee's right under any such plan, policy or program.

     10.13 No Constraint on Corporate Action. Nothing in this Plan shall be construed (i) to limit, impair or otherwise affect the Company's right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets or (ii) except as provided in Section 9, to limit the right or power of the Company, The Equitable or any Affiliate to take any action which such entity deems to be necessary or appropriate.

                                                                       EXHIBIT E

                AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE
                          OF INCORPORATION CONCERNING
                       AMENDMENT OF THE COMPANY'S BY-LAWS

     The full text of Clause (e) of ARTICLE V of the Company's Restated Certificate of Incorporation, as currently in effect, is set forth below:

             '(e) The Board of Directors shall have the express power, without a vote of stockholders, to adopt any By-Law not inconsistent with this Restated Certificate of Incorporation, or with Sections 1.02, 1.05, 1.10, 2.05, 2.06 and 3.02, the final paragraph of Section 1.01, and the final paragraph of Section 2.03 of the original By-Laws of the Corporation (the 'Governance By-Laws') or with any By-Law adopted by vote of the stockholders of the Corporation, and to amend, alter or repeal the By-Laws of the Corporation other than the Governance By-Laws and any By-Law adopted by vote of the stockholders of the Corporation, except to the extent that the By-Laws or this Restated Certificate of Incorporation otherwise provide. The Board of Directors may exercise such power upon the affirmative vote of a majority of the entire Board of Directors. Stockholders may adopt any By-Law, or amend, alter or repeal the By-Laws of the Corporation, upon the affirmative vote of the holders of shares having at least a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled (at all times and without regard to the occurrence of a contingency) to vote generally on the election of Directors and other matters submitted for stockholder approval, voting together as a single class.'

     The full text of Clause (e) of ARTICLE V of the Company's Restated Certificate of Incorporation, as proposed to be amended, is set forth below:

             '(e) The Board of Directors shall have the express power, without a vote of stockholders, to adopt any By-Law, and to amend, alter or repeal the By-Laws of the Corporation, except to the extent that the By-Laws or this Restated Certificate of Incorporation otherwise expressly provide. The Board of Directors may exercise such power upon the affirmative vote of a majority of the entire Board of Directors. Stockholders may adopt any By-Law, or amend, alter or repeal the By-Laws of the Corporation, upon the affirmative vote of the holders of shares having at least a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled (at all times and without regard to the occurrence of a contingency) to vote generally on the election of Directors and other matters submitted for stockholder approval, voting together as a single class.'

          THE EQUITABLE'S SHAREHOLDER INFORMATION CENTER IS AVAILABLE
              TO SERVE YOU WEEKDAYS FROM 8:00 A.M. TO 10:00 P.M.,
            AND SATURDAYS FROM 8:00 A.M. TO 3:30 P.M. EASTERN TIME.
                        CALL (TOLL FREE) 1-800-437-8736.

THE
EQUITABLE
COMPANIES INCORPORATED

c/o First Chicago Trust Company
PO Box 8636
Edison, NJ 08818-9051

Proxy Solicited by the Board of Directors for the Annual Meeting of Shareholders May 14, 1997

Pauline Sherman, Linda Galasso and Janet Hannon, or any of them individually and each of them with the power of substitution, are hereby appointed Proxies of the undersigned to vote all stock of The Equitable Companies Incorporated owned on the record date by the undersigned at the Annual Meeting of Shareholders to be held in the Auditorium at The Equitable Tower, 787 Seventh Avenue, New York City, at 9:00 a.m., local time, on Wednesday, May 14, 1997, or any adjournment thereof, upon such business as may properly come before the meeting, including the items on the reverse side of this form as set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement.

ELECTION OF DIRECTORS: NOMINEES:

Claude Bebear, John S. Chalsty, Francoise Colloc'h, Henri de Castries, Joseph L. Dionne, William T. Esrey, Jean-Rene Fourtou, Donald J. Greene, Anthony J. Hamilton, John T. Hartley, John H.F. Haskell, Jr., Mary R. (Nina) Henderson, W. Edwin Jarmain, Winthrop Knowlton, Arthur L. Liman, Joseph J. Melone, Didier Pineau-Valencienne, George J. Sella, Jr., Dave H. Williams

(Shares cannot be voted unless this proxy form is signed and returned, or other specific arrangements are made to have the shares represented at the meeting.)

COMMENTS/CHANGE OF ADDRESS
(Please mark the box on the reverse side.)

___________________________________________

___________________________________________

___________________________________________

___________________________________________

___________________________________________

                     The Equitable Companies Incorporated

                        Annual Meeting of Shareholders

                            Wednesday, May 14, 1997
                                   9:00 a.m.
                               787 Seventh Ave.
                              New York, NY 10019

                             FOLD AND DETACH HERE
--------------------------------------------------------------------------------

/x/ Please mark your
    votes as in this
    example.

The Board of Directors recommends a vote FOR proposals 1, 2, 3, 4, 5, 6 and 7. SHARES WILL BE SO VOTED UNLESS OTHERWISE INDICATED.

                                                 FOR      WITHHELD
1. Election of Directors                         / /         / /
(see reverse)

For, except vote withheld from the following nominee(s):

                                                 FOR      AGAINST    ABSTAIN
2. Ratification of the appointment of Price
   Waterhouse as independent accountants.        / /        / /        / /

3. Approval of the Short-Term Incentive
   Compensation Plan for Senior Officers.        / /        / /        / /

4. Approval of the Long-Term Incentive
   Compensation Plan for Senior Officers.        / /        / /        / /

5. Approval of The Equitable Companies
   Incorporated 1997 Stock Incentive Plan.       / /        / /        / /

6. Approval of an amendment to the Company's
   Restated Certificate of Incorporation
   concerning amendment of the Company's
   By-Laws.                                      / /        / /        / /

7. Approval of possible purchases by AXA-UAP
   and its affiliates from time to time of all
   or a portion of the shares of the Company's
   Common Stock to be sold by The Equitable
   Companies Incorporated Stock Trust.           / /        / /        / /

PLEASE CALL 1-800-437-8736 IF YOU HAVE ANY QUESTIONS.

Please use the reverse side for change of address or comments.
Put an X in this box if you have written on the reverse side.          / /


____________________________________________________________     _______________
SIGNATURE: Please sign exactly as your name or names appear      DATE
above. If more than one owner, all shareholders must sign.
When signing as an attorney, executor, trustee, or guardian, please give your full title as such.